Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232105

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2019)

Ranpak Holdings Corp.

15,384,616 Shares of Class A Common Stock

We are offering 15,384,616 shares of Class A common stock, par value $0.0001 per share in this offering. The purchase price for each share of Class A common stock is $6.50.

Our Class A common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “PACK”. On December 10, 2019, the last reported sale price of our Class A common stock on the NYSE was $5.87 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 9 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A common stock is expected to be made on or about December 13, 2019. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 1,538,461 shares of our Class A common stock (being equal to 10% of the aggregate number of shares offered in this offering) to cover over-allotments, if any.

	Per Share	Total
Public Offering Price	$6.50	$100,000,004
Underwriting Discounts and Commission	$0.14	$2,100,000
Proceeds to us (before expenses)	$6.36	$97,900,004

Craig-Hallum Capital Group

Prospectus Supplement dated December 11, 2019.

i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Except where the context otherwise requires or where otherwise indicated, the terms “Ranpak,” “the Company,” “we,” “us,” “our” and “our business” refer to Ranpak Holdings Corp., a Delaware corporation, and its consolidated subsidiaries.

We have not, and the underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, any document incorporated by reference, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our inability to secure a sufficient supply of paper to meet our production requirements;

●	the impact of the price of kraft paper on our results of operations;

●	our reliance on third party suppliers;

●	the high degree of competition in the markets in which we operate;

●	consumer sensitivity to increases in the prices of our products;

●	changes in consumer preferences with respect to paper products generally;

●	continued consolidation in the markets in which we operate;

●	the loss of significant end-users of our products or a large group of such end-users;

●	our failure to develop new products that meet our sales or margin expectations;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	our ability to fulfill our public company obligations; and

●	other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

iii

Prospectus Summary

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement, and does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our Class A common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since its inception in 1972, Ranpak has delivered high quality protective packaging solutions, while maintaining its commitment to environmental sustainability.

Our protective packaging systems are designed to be flexible and responsive to the needs of our end users, including the businesses we serve directly or through our distributors that utilize our protective systems for the products they provide to their customers. The flexibility and breadth of our full range of systems allows us to provide our end-users with the appropriate level of automation to meet their specific needs. These protective packaging solutions, which include the accompanying paper consumables, fall into four broad categories: void-fill, cushioning, wrapping and end of line automation.

We were originally formed as a blank check company incorporated on July 13, 2017 as One Madison Corporation, a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On January 22, 2018, we consummated our initial public offering of units, each consisting of one Class A ordinary share and one half of one warrant to purchase one Class A ordinary share. On June 3, 2019, we consummated the business combination whereby we acquired all of the issued and outstanding shares of common stock of Rack Holdings, Inc., a Delaware corporation (“Rack Holdings”), pursuant to the terms of the stock purchase agreement by and among the Company, Rack Holdings and Rack Holdings, L.P. In connection with the consummation of the business combination, we deregistered as an exempted company in the Cayman Islands and domesticated as a Delaware corporation (the “domestication”).

On the effective date of the domestication, our ordinary shares automatically converted by operation of law, on a one-for-one basis, into shares of common stock in accordance with the terms of our charter and our outstanding warrants automatically became warrants to acquire the corresponding shares of our common stock. The rights of holders of our common stock are now governed by our charter, our bylaws and the Delaware General Corporation Law, each of which is described herein and in documents incorporated by reference to the registration statement of which this prospectus supplement forms a part.

Upon the effective date of the domestication, we also changed our name to Ranpak Holdings Corp.

Risk Factors

An investment in our securities involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-3 as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our securities.

Company Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, Ohio 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

The Offering

Shares of Class A common stock offered by us	15,384,616 shares.

Shares of Class A common stock to be outstanding following this offering(1)	62,745,968 shares (or 64,284,429 shares if the underwriter elects to exercise in full its option to purchase additional shares from us).

Use of proceeds	We currently estimate that we will use the net proceeds from this offering for the repayment of indebtedness and general corporate purposes. Our management will have broad discretion over the use of proceeds from the offering. See “Use of Proceeds.”

NYSE ticker symbol	“PACK”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-3 of this prospectus supplement and incorporated by reference from our other filings with the SEC.

(1)	The number of shares of Class A common stock shown above to be outstanding after this offering is based on 47,361,352 shares outstanding as of September 30, 2019, and excludes the shares issuable upon exercise of the underwriter’s option to purchase additional shares to cover over-allotments, if any, as well as:

●	20,108,744 shares of Class A common stock issuable upon exercise of outstanding warrants to purchase Class A common stock at a price of $11.50 per share;

●	6,511,293 shares of Class A common stock issuable upon conversion of outstanding shares of Class C common stock, par value $0.0001 per share, which are convertible at the election of the holder on a one-for-one basis;

●	912,065 restricted stock units (“Restricted Stock Units”) and performance-based restricted stock units (“Performance-based Restricted Stock Units”) of shares of Class A subject to time-based and/or performance vesting that were issued under our 2019 Omnibus Incentive Plan as of September 30, 2019; and

●	3,202,269 shares of Class A common stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of September 30, 2019.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants described above; and no exercise of the option granted to the underwriter to purchase up to 1,538,461 additional shares of Class A common stock from us to cover over-allotments, if any.

Risk Factors

An investment in our Class A common stock involves risk and uncertainties. You should consider carefully the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, the Current Report on Form 8-K filed with the SEC on June 6, 2019, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after the date of this prospectus supplement, which are incorporated by reference herein, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We currently estimate that we will use the net proceeds from this offering for the repayment of indebtedness and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

The offering price will be set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

Our Board of Directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

The exercise of outstanding warrants and the conversion of outstanding shares of our Class C common stock to Class A common stock would cause additional dilution, which could cause the price of our common stock to decline.

At September 30, 2019 there were 20,108,744 shares of Class A common stock issuable upon the exercise of outstanding warrants at an exercise price of $11.50 per share and 6,511,293 shares of Class A common stock issuable upon conversion of outstanding shares of Class C common stock, which are convertible at the election of the holder on a one-for-one basis, or upon the transfer of such Class C common stock to an unaffiliated third-party. In the future we may issue stock options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, financings or other strategic transactions.

Use of Proceeds

We estimate that the net proceeds from this offering of our shares of Class A common stock will be approximately $97.4 million (or $107.3 million if the underwriter exercises its option to purchase additional shares in full), after deducting the underwriter’s discount and estimated fees and expenses payable by us.

We currently estimate that we will use the net proceeds from this offering for the repayment of indebtedness and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering and the receipt of the net proceeds by us from such offering as described under “Use of Proceeds,” after deducting underwriter’s discounts and estimated offering fees and expenses payable by us.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	As of September 30, 2019
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$13,602	$111,062
Indebtedness:
Total debt	$530,780	$530,780
Shareholders’ equity:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); 47,361,352 issued and outstanding (actual) and 62,745,968 issued and outstanding (as adjusted)	5	6

Class C common stock, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); 6,511,293 issued and outstanding (actual and as adjusted)	1	1
Additional paid-in capital	429,810	527,269
Accumulated deficit	(23,885)	(23,885)
Accumulated other comprehensive loss	(6,260)	(6,260)
Total shareholders’ equity	$399,670	$497,130
Total capitalization	$1,065,467	$1,162,927

The table above does not include:

●	20,108,744 shares of Class A common stock issuable upon exercise of outstanding warrants to purchase Class A common stock at a price of $11.50 per share;

●	6,511,293 shares of Class A common stock issuable upon conversion of outstanding shares of Class C common stock, par value $0.0001 per share, which are convertible at the election of the holder on a one-for-one basis;

●	912,065 Restricted Stock Units and Performance-based Restricted Stock Units of shares of Class A subject to time-based and/or performance vesting that were issued under our 2019 Omnibus Incentive Plan as of September 30, 2019; and

●	3,202,269 shares of Class A common stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of September 30, 2019.

Description of Class A Common Stock

We are offering shares of our Class A common stock.

Class A Common Stock

The material terms and provisions of our Class A common stock are described under the caption “Description of Securities—Common Stock” starting on page 30 of the accompanying prospectus. Our Class A common stock is listed on the NYSE under the symbol “PACK.” The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Material U.S. Federal Income And Estate Tax Consequences for
Non-U.S. Holders of Class a Common Stock

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

●	an entity taxable as a foreign corporation, or

●	a foreign estate or trust.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed in “Dividend policy” above, we do not currently expect to make distributions on our common stock. In the event that we do pay dividends out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of “Foreign Account Tax Compliance Act (“FATCA”) withholding taxes below. To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.

No amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a non-U.S. holder if the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) and the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Gain on disposition of common stock

Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable income tax treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

●	we are or have been a United States real property holding corporation (as described below), at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information reporting requirements and backup withholding

Information returns are required to be filed with the IRS in connection with payments of dividends. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA withholding taxes

Payments to certain foreign entities of dividends on and, subject to the discussion below, the gross proceeds of dispositions of common stock of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under applicable Treasury Regulations, this withholding tax currently applies to payments of dividends on our common stock, although under recently proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending their finalization), no withholding will apply to payments of gross proceeds from a sale or other disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. holders should consult their tax advisers regarding the possible implications of this withholding tax on their investment in our common stock.

Federal estate tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that our common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement between us and Craig-Hallum Capital Group LLC, as sole underwriter in the offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 15,384,616 shares of Class A common stock.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of Class A common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, they currently intend to make a market in the Class A common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A common stock, that you will be able to sell any of the Class A common stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of Class A common stock subject to its acceptance of shares of Class A common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part at its discretion.

Participation in this Offering

Certain of our significant shareholders, including our largest shareholder, JS Capital Management LLC, have indicated an interest in purchasing a substantial number of shares of our Class A common stock in this offering at the public offering price.  Any such purchases, if completed, would be made on the same terms as the shares that are sold to the public generally and not pursuant to any pre-existing contractual rights or obligations. Whether or not these investors purchase any or all of the shares for which they indicated an interest in purchasing will not affect the underwriters’ commitment to purchase the common shares offered by us if the underwriters purchase any shares.

Commission and Expenses

The underwriter has advised us that they propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the public offering price, may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price per share of Class A common stock, the total and per share underwriting discounts and commissions that we are to pay the underwriter, and the proceeds, before estimated expenses, to us in connection with this offering.

Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares to cover over-allotments, if any.

	NO EXERCISE	FULL EXERCISE
Public offering price per share of Class A common stock	$6.50	$6.50
Underwriting discounts and commissions per share of Class A common stock	0.14	0.14
Total underwriting discounts and commissions	2,100,000	2,310,000
Proceeds to us (before expenses)	$97,900,004	$107,690,001

We estimate the expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $440,000.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “PACK.”

Option to Purchase Additional Shares

We have granted to the underwriter an option for a period of 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional 1,538,461 (being equal to 10% of the aggregate number of shares offered in this offering) shares of our Class A common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions to cover over-allotments, if any. This option may be exercised only if the underwriter sells more shares of Class A common stock than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We and our officers and directors have agreed that, subject to specified exceptions, for a period of 90 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any shares or warrants to acquire shares of Class A common stock or any securities convertible into or exchangeable for our Class A common stock. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time.

Stabilization

The underwriter has advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our Class A common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Class A common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of Class A common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our Class A common stock on the New York Stock Exchange in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Class A common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter and certain of its affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Foreign Sales

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor, as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer common shares to the public” in relation to the common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe to the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	a person associated with the Company under Section 708(12) of the Corporations Act; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to professional investors, as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a prospectus, as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors, as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the initial purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is or will be given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a of the CO or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing relating to the common shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company or the common shares has been or will be filed with or approved by any Swiss regulatory authority.

Canada

The common shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal Matters

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

Experts

The financial statements of One Madison Corporation as of December 31, 2017 and for the period from July 13, 2017 (inception) to December 31, 2017 and the consolidated financial statements of One Madison Corporation as of December 31, 2018, and for the year then ended, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to One Madison Corporation’s ability to continue as a going concern), which is incorporated herein by reference and is included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rack Holdings, Inc. as of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018, incorporated in this prospectus by reference from the Definitive Proxy Statement on Schedule 14A of One Madison Corporation, have been audited by Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte advised the board of directors of Rack Holdings that in 2016 a member firm of Deloitte Touche Tohmatsu Limited (“DTTL member firm”) had performed certain non-audit services for a Netherlands subsidiary of the Company, Ranpak B.V. Specifically, it was discovered that the Deloitte member firm provided services that included cash handling, bookkeeping and certain management functions, in the form of processing payroll and maintaining a trust account from which payroll related payments were being made. The fees paid to the Deloitte member firm for such services were insignificant. These non-audit services, which had commenced prior to Deloitte becoming engaged to perform an audit in accordance with the SEC rules and Public Company Accounting Oversight Board standards, were deemed to include prohibited cash handling services, management functions, and bookkeeping services under the SEC’s auditor independence rules.

Deloitte informed the Rack Holdings board of directors that Deloitte maintained objectivity and impartiality on all issues encompassed within its audit of Rack Holdings’ consolidated financial statements for the year ended December 31, 2016 because:

●	The impermissible non-audit services provided by the Deloitte member firm were immaterial to Ranpak’s financial statements.

●	Deloitte’s audit team for Ranpak was not aware of the impermissible services provided by the Deloitte member firm to Ranpak B.V. until they were identified in 2016 and had no involvement in the provision of such services.

●	Deloitte Accountants B.V. audit team for Ranpak B.V. was not aware of the impermissible services provided by the Deloitte member firm to Ranpak B.V. until they were identified in 2016 and had no involvement in the provision of such services.

●	The impermissible non-audit services provided by the Deloitte member firm were performed for approximately three months during 2016, the earliest period that will be included in the Company filings, while Deloitte was Ranpak’s external auditor and such services were quickly terminated once discovered by Deloitte.

After considering the facts and circumstances, the Rack Holdings board concurred with Deloitte’s conclusion that, for the reasons described, the aforementioned impermissible services did not impair Deloitte’s objectivity and impartiality with respect to the planning and execution of the audit of Rack Holdings’ consolidated financial statements for the year ended December 31, 2016.

Where You Can Find More Information

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Sponsor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

●	our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2019, filed with the SEC on May 7, 2019, June 30, 2019, filed with the SEC on August 13, 2019, and September 30, 2019, filed with the SEC on November 7, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, April 15, 2019, May 1, 2019, May 15, 2019, May 29, 2019, June 3, 2019, June 6, 2019 (two reports) and August 13, 2019 (Item 5.02 only).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering under this prospectus supplement prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

Ranpak Holdings Corp.

$150,000,000 in Shares of Class A Common Stock

14,537,997 Shares of Class A Common Stock issuable upon the exercise of underlying Public Warrants and the resale of up to

36,366,479 Shares of Class A Common Stock

This prospectus relates to the issuance from time to time by us of (i) shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), in one or more offerings of up to $150,000,000 in aggregate offering price, and (ii) up to 14,537,997 shares of our Class A common stock issuable upon the exercise of redeemable warrants (the “public warrants”) to purchase shares of Class A common stock that were issued as part of the units in our initial public offering (the “IPO”).

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of up to 36,366,479 shares of Class A common stock.

The shares of Class A common stock covered by this prospectus that may be offered and sold by the selling securityholders include up to (i) 26,112,332 shares issued in private placements to certain accredited investors upon the closing of the business combination pursuant to forward purchase agreements (the “forward purchase shares"), subscription agreements (the “subscription shares”) and the warrant exchange agreement, (ii) 6,663,953 shares issued upon conversion of the registrant’s outstanding Class B common stock at the closing of the initial business combination to our Sponsor and certain other investors, including the Company’s executive officers, which are subject to transfer restrictions as described herein, (iii) 3,590,194 shares which are convertible at the holder’s election from outstanding shares of Class C common stock issued to certain accredited investors at the closing of the business combination.

We are registering the offer and sale of the securities held by the selling securityholders to satisfy certain registration rights we have granted. We and the selling securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from the issuance and sale of our Class A common stock and the issuance of Class A common stock upon the exercise of warrants in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our Class A common stock and public warrants trade on the NYSE under the symbols “PACK” and “PACK WS,” respectively. On July 24, 2019, the closing price of the Class A common stock was $7.20 per share.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2019

Neither we nor the selling securityholders have authorized anyone to provide you with information that differs from the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 36,366,479 shares of Class A common stock from time to time as described in the section entitled “Plan of Distribution.” This prospectus also relates to the issuance by us from time to time of (i) shares of Class A common stock in one or more offerings of up to $150,000,000 in aggregate offering price and (ii) up to 14,537,997 shares of Class A common stock that are issuable upon the exercise of the public warrants.

We will not receive any proceeds from the sale of Class A common stock or warrants to be offered by the selling securityholders pursuant to this prospectus, but we will receive proceeds from the issuance and sale of our Class A common stock and the issuance of Class A common stock upon the exercise of warrants in the event that such warrants are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of Class A common stock and warrants pursuant to this prospectus. To the extent required, we and the selling securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Ranpak,” “Company,” “we,” “us” and “our” refer to Ranpak Holdings Corp., a Delaware corporation. References in this prospectus to the “business combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 12, 2018, as amended, which transactions were consummated on June 3, 2019.

Cautionary Note Regarding Forward-Looking Statements

This prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Registration Statement and the Exhibits attached hereto may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.

The forward-looking statements contained in this Registration Statement and the Exhibits attached hereto are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our inability to secure a sufficient supply of paper to meet our production requirements;
●	the impact of the price of kraft paper on our results of operations;
●	our reliance on third party suppliers;
●	the high degree of competition in the markets in which we operate;
●	consumer sensitivity to increases in the prices of our products;
●	changes in consumer preferences with respect to paper products generally;
●	continued consolidation in the markets in which we operate;
●	the loss of significant end-users of our products or a large group of such end-users;
●	our failure develop new products that meet our sales or margin expectations;
●	our future operating results fluctuating, failing to match performance or to meet expectations;
●	our ability to fulfill our public company obligations; and
●	other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Frequently Used Terms

Unless the context otherwise requires, references in this prospectus to:

“additional subscription agreement” are to the subscription agreement, dated as of May 9, 2019, by and between the Company and an additional subscription investor;

“amendment to stock purchase agreement” are to the amendment to the stock purchase agreement, dated January 24, 2019, by and among the Company, Seller and Rack Holdings;

“anchor earnout agreement” are to the earnout agreement, dated May 13, 2019, by and among the Company and certain of its anchor investors, pursuant to which the consenting anchor investors agreed to an earnout provision with respect to the 3,750,000 founder shares issued to the anchor investors;

“anchor investors” are to the accredited investors with whom the Company entered into the forward purchase agreements, including our founder and certain employees of our Sponsor and/or their affiliates;

“BSOF entities” are to BSOF Master Fund L.P., a Cayman Islands exempted limited partnership, and BSOF Master Fund II L.P., a Cayman Islands exempted limited partnership;

“business combination” are to the transactions contemplated by the stock purchase agreement;

“bylaws” refers to our bylaws adopted in connection with the domestication and as currently in effect, filed as an exhibit to the registration statement of which this prospectus forms a part;

“charter” refers to our certificate of incorporation filed with the Delaware Secretary of State of the State of Delaware on May 31, 2019 in connection with the domestication and as currently in effect, filed as an exhibit to the registration statement of which this prospectus forms a part;

“Class A common stock” or “Class A shares” are to our Class A common stock, par value $0.0001 per share;

“Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share, converted into shares of Class A common stock in connection with the domestication;

“Class B common stock” or “Class B shares” are to our Class B common stock, par value $0.0001 per share;

“Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share, converted into shares of Class B common stock in connection with the domestication;

“Class B share consent” are to the consent, dated December 12, 2018, by and among the Company and the holders of more than two-thirds of the Class B ordinary shares;

“Class C ordinary shares” are to our Class C ordinary shares, par value $0.0001 per share, converted into shares of Class C common stock in connection with the domestication;

“Class C common stock” or “Class C shares” are to our Class C common stock, par value $0.0001 per share;

“Code” are to the Internal Revenue Code of 1986, as amended;

“common stock” are to the Class A common stock, Class B common stock and Class C common stock;

“debt financing” are to the debt financing incurred pursuant to the debt commitment letter, dated as of December 12, 2018, among the Company and Goldman Sachs Lending Partners LLC and certain investment entities thereof (as amended, amended and restated, supplemented or otherwise modified from time to time);

“DGCL” are to the Delaware General Corporation Law;

“equity financing” are to the (i) aggregate $150,000,000 of proceeds from the issuance of the forward purchase shares and the forward purchase warrants and (ii) aggregate $162,000,000 of proceeds from the issuance of the subscription shares and the additional subscription shares;

“equity financing agreements” are to the forward purchase agreements and the subscription agreements;

“equity financing investors” are to the anchor investors and the subscription investors;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“financing” are to the debt financing and the equity financing;

“first earnout shares” are to the 3,397,500 founder shares, consisting of 50% of the founder shares held by the Sponsor immediately following the IPO, which are subject to the terms of the sponsor earnout amendment;

“forward purchase agreements” are to the forward purchase agreements, dated October 5, 2017 and amended on December 15, 2017 and January 5, 2018, as amended or modified from time to time;

“forward purchase shares” are to the 15,000,000 shares of common stock issued to the anchor investors pursuant to the forward purchase agreements, unless the context otherwise requires;

“forward purchase warrants” are to the 5,000,000 warrants to purchase Class A common stock or Class C common stock, as applicable, issued to the equity financing sources pursuant to the equity financing agreements and the reallocation agreement, unless the context otherwise requires;

“founder” are to Omar Asali, our current Executive Chairman and former Chief Executive Officer;

“founder shares” are to the 6,663,953 shares of Class A common stock and 731,383 shares of Class C common stock which converted upon closing of the business combination from Class B common stock, following redemptions in connection with the closing of the business combination from the original 11,250,000 Class B ordinary shares issued to our Sponsor and the anchor investors in private placements prior to the IPO;

“GAAP” are to United States generally accepted accounting principles;

“holders of our founder shares” are to the holders of founder shares, including our Sponsor, the anchor investors, the subscription investors, the BSOF entities and certain of our Sponsor’s directors and employees;

“IPO” are to the Company’s initial public offering of units, which closed on January 22, 2018;

“JS Capital” are to JS Capital, LLC;

“management” or our “management team” are to our offıcers and directors;

“the Company ,” “we,” “our” or “us” are to Ranpak Holdings Corp., a Delaware corporation, formerly known as One Madison Corporation, following its redomestication from an exempted company incorporated under the laws of the Cayman Islands in connection with the closing of the business combination;

“ordinary shares” are to, prior to the domestication, our Class A ordinary shares, Class B ordinary shares and Class C ordinary shares and, following the domestication and where the context otherwise requires, to our Class A common stock, Class B common stock and Class C common stock;

“organizational documents” are to the charter and bylaws;

“private placement warrants” are to the warrants issued to the anchor investors and the BSOF entities in a private placement in connection with the closing of the IPO;

“public shareholders” are to the holders of our public shares;

“public shares” are to our Class A ordinary shares sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market), converted to Class A common stock in connection with the domestication;

“public warrants” are to the warrants sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

“Rack Holdings” are to Rack Holdings Inc., a Delaware corporation;

“Ranpak” are to Ranpak Holdings Corp., the registrant, unless the context otherwise requires;

“reallocation agreement” are to the amended and restated reallocation agreement, dated as of December 12, 2018, among the Company and the equity financing investors;

“registration rights agreement” are to the Registration Rights Agreement, dated January 17, 2018, among the Company, our Sponsor and the anchor investors;

“related party” are to our directors, officers and substantial security holders;

“second earnout shares” are to the 3,397,500 founder shares, consisting of 50% of the founder shares held by the Sponsor immediately following the IPO, which are subject to the terms of the sponsor earnout amendment;

“securities subscription agreement” are to the securities subscription agreement entered into on July 18, 2017, as subsequently amended on December 1, 2017 and May 13, 2019, by and between the Company and the Sponsor;

“Seller” are to Rack Holdings L.P., a Delaware limited partnership;

“Soros Capital” are to Soros Capital LP;

“Sponsor” are to One Madison Group LLC, a Delaware limited liability company;

“sponsor earnout amendment” are to the second amendment, dated as of May 13, 2019, to the securities subscription agreement entered into on July 18, 2017, as amended on December 1, 2017, by and between the Company and the Sponsor;

“stock purchase agreement” are to the stock purchase agreement, dated as of December 12, 2018, as amended or modified from time to time, by and among the Company, Seller and Rack Holdings;

“subscription agreements” are to (i) the subscription agreements, dated as of December 12, 2018, by and between the Company and the subscription investors and (ii) the additional subscription agreement, dated as of May 9, 2019, by and between the Company and an additional subscription investor;

“subscription investors” are to the accredited investors with whom the Company entered into the subscription agreements, including our founder and certain of employees of our Sponsor and/or their affiliates;

“subscription shares” are to the shares issued to the subscription investors as part of the subscription agreements;

“trust account” are to the U.S.-based trust account at Morgan Stanley & Co., maintained by the trustee, established to hold a portion of the net proceeds from the IPO and the sale of the private placement warrants;

“trust agreement” are to the Investment Management Trust Agreement, dated as of January 17, 2018, by and between the Company and the trustee;

“trustee” are to Continental Stock Transfer & Trust Company;

“units” are to our units sold in the IPO, each of which consisted of one Class A ordinary share and one-half of one warrant prior to their automatic separation upon the closing of the business combination; and

“voting agreement” are to the Amended and Restated Voting Agreement, dated as of December 7, 2018, by and among the Company and the BSOF entities.

Unless the context requires otherwise, references in this prospectus to the anchor investors, the subscription investors and the equity financing investors refer to such persons in their capacities as such and not in any other capacity (including as directors and officers of the Company, if applicable).

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Ranpak,” “Company,” “we,” “us” and “our” refer to Ranpak Holdings Corp. (formerly known as One Madison Corporation), a Delaware corporation.

Ranpak Holdings Corp.

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since its inception in 1972, Ranpak has delivered high quality protective packaging solutions, while maintaining its commitment to environmental sustainability.

Our protective packaging systems are designed to be flexible and responsive to the needs of our end users, including the businesses we serve directly or through our distributors that utilize our protective systems for the products they provide to their customers. The flexibility and breadth of our full range of systems allows us to provide our end-users with the appropriate level of automation to meet their specific needs. These protective packaging solutions, which include the accompanying paper consumables, fall into four broad categories: void-fill, cushioning, wrapping and end of line automation.

Background

We were originally formed as a blank check company incorporated on July 13, 2017 as One Madison Corporation, a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On January 22, 2018, we consummated our initial public offering of units, each consisting of one Class A ordinary share and one half of one warrant to purchase one Class A ordinary share. On June 3, 2019, we consummated the business combination whereby we acquired all of the issued and outstanding shares of common stock of Rack Holdings, Inc., a Delaware corporation (“Rack Holdings”), pursuant to the terms of the stock purchase agreement by and among the Company, Rack Holdings and Rack Holdings, L.P. In connection with the consummation of the business combination, we deregistered as an exempted company in the Cayman Islands and domesticated as a Delaware corporation (the “domestication”).

On the effective date of the domestication, our ordinary shares automatically converted by operation of law, on a one-for-one basis, into shares of common stock in accordance with the terms of our charter and our outstanding warrants automatically became warrants to acquire the corresponding shares of our common stock. The rights of holders of our common stock are now governed by our charter, our bylaws and the Delaware General Corporation Law, each of which is described herein and in documents incorporated by reference to the registration statement of which this prospectus forms a part.

Upon the effective date of the domestication, we also changed our name to Ranpak Holdings Corp.

Additional Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, OH 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The Offering

Issuer	Ranpak Holdings Corp.

Shares of Class A common stock that may be offered and sold from time to time by us	Shares in an amount up to $150,000,000 in aggregate offering size

Shares of Class A common stock issuable upon exercise of warrants	14,537,997 shares (consisting of shares issuable upon exercise of the public warrants)

Securities that may be offered and sold from time to time by the selling securityholders named herein:

Shares of Class A common stock	36,366,479 shares (including (i) 26,112,332 shares, (ii) 6,663,953 founder shares and (iii) 3,590,194 shares issuable upon the conversion of outstanding Class C common stock

Shares of Class A common stock issued and outstanding prior to any issuance of shares registered hereby (and prior to any conversion of outstanding Class C common stock convertible into Class A common shares registered herein)

47,357,632 shares (50,947,826 shares assuming the conversion of all shares of Class C common stock convertible into Class A common shares registered herein)

Shares of Class A common stock to be issued and outstanding assuming (i) The issuance of Shares in an amount up to $150,000,000 in aggregate offering size resulting in the issuance of 20,833,333 shares, assuming a price of $7.20 per share, the closing price on July 24, 2019 and (ii) issuance of 14,537,997 shares issuable upon exercise of public warrants (and prior to any conversion of outstanding Class C common stock convertible into Class A common shares registered herein)

82,728,962 shares (86,319,156 shares assuming the conversion of all shares of Class C common stock convertible into Class A common shares registered herein)

In addition, there are an aggregate of 5,000,000 forward purchase warrants and 570,744 private placement warrants outstanding as of July 24, 2019, each exerciseable for shares of Class A common stock. The shares of Class A common stock issuable upon exercise of such warrants are not registered hereby.

Transfer restrictions on 4,275,000 founder shares held by anchor investors other than the Sponsor, its controlled affiliates and any Sponsor-affiliate	The holders of our founder shares (other than our Sponsor, its controlled affiliates and any Sponsor-affiliate) have agreed to not transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, if (x) the closing price of the Class A shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the founder shares prior to the IPO with respect to any founder shares.

Transfer restrictions on 2,940,336 founder shares held by the Sponsor, its controlled affiliates and any Sponsor-affiliates	Our Sponsor, its controlled affiliates and any Sponsor-affiliates have agreed not to transfer, assign or sell any of their founder shares and any Class A shares or Class C shares issued upon conversion thereof until the earlier to occur of: (i) the third anniversary of the consummation of the initial business combination or (ii) the waiver of the foregoing restriction by anchor investors representing over 50% of the forward purchase shares.

Use of proceeds

All of the Class A common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We would receive up to an aggregate of $150.0 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses. We would receive up to an aggregate of approximately $172.5 million from the exercise of public warrants, assuming the exercise in full of all the warrants for cash.

We expect to use the net proceeds from the  issuance and sale of Class A common stock by us and the issuance of Class A common stock upon exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”

Market for our Class A common stock and warrants	Our Class A common stock and public warrants are currently listed on NYSE.

NYSE ticker symbols	Class A common stock: “PACK”
Warrants: “PACK WS”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 9 of this prospectus.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves risk and uncertainties. You should consider carefully the risk factors below and the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC we file after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to Our Business

We may be unable to secure a sufficient supply of paper to meet our production requirements given the limited number of suppliers that produce paper suitable for our products.

A limited number of paper mills produce paper that is suitable for use in our products in the markets in which we operate, and if they fail, experience interruptions in service, or are otherwise unable or unwilling to fill our purchase orders, we may not be able to produce enough of our paper consumables to meet our own production requirements. In addition, there are several grades or types of paper that we use in our products that we obtain from a single source due to the specificity of our requirements and limitations in the available paper products in a given market. For example, in 2018 we purchased approximately 45% of our raw paper requirements in North America from a single supplier, WestRock Company (“WestRock”). Increasing consolidation among our suppliers or the paper supply market more broadly may increase our reliance on existing suppliers or impact our ability to obtain alternative suppliers, if necessary. For example, WestRock announced in November 2018 the completion of its acquisition of Kapstone Paper and Packaging Corporation, from whom we purchased approximately 25% of our raw paper requirements on a combined basis in Europe in 2018.

If WestRock, or one of our other major suppliers of paper in any of the markets in which we operate, fails or experiences an interruption or delay in service, there may be short-term or long-term disruption in our ability to secure paper from qualified sources and we may not have enough inventory to maintain our production schedule or continue to provide paper consumables to our distributors and end-users on a timely basis, or at all. For example, at most of our facilities, quantities of raw paper stored on-site represent approximately five days of paper consumables production at such facilities due to cost savings and storage limitations. Any such failure, interruption or delay may result in on-site paper storage at our paper consumable production facilities being depleted and, as a result, a reduction in the volume of production and sales of our paper consumables, which may have a material adverse effect on our business, results of operations and financial condition.

Paper pricing may negatively impact our results of operations, including our profit margins, and financial condition.

Our primary input is kraft paper, which we purchase from various paper suppliers around the world. Increases in global or regional market demand for paper-based products could increase the cost of the kraft paper we purchase. Increases in the price of kraft paper could also result from, among other things, increases in the cost of the raw materials used in paper production or increases in the cost of the energy our suppliers use to manufacture paper.

While historically, we have been able to successfully manage the impact of higher paper costs both by entering into annual fixed-price contracts with our suppliers, as well as by increasing the selling prices of our products, if we are unable to minimize the effects of any increases in paper costs through sourcing, pricing or other actions, our results of operations and financial condition may be materially adversely affected.

Our business is exposed to risks associated with our reliance on third party suppliers to provide both the components used in our protective packaging systems as well as certain fully-assembled protective systems. These risks include, but are not limited to:

●	the risk that our supplier agreements will be terminated, or that we will not be able to renew our agreements on favorable economic terms, and as a result our cost of goods will increase;

●	the risk that our suppliers will experience operational delays or disruptions that will affect our ability to produce protective systems or provide them to our distributors and end-users;

●	the risk that our suppliers will fail, or will no longer be able to provide the components which we use to produce our protective systems;

●	the risk that our suppliers will not be able to meet an increase in demand for the components which we use to produce our protective systems;

●	the risk that our suppliers’ costs will increase, and that they will increase the prices of components or fully-assembled protective systems;

●	the risk that suppliers of fully-assembled protective systems will increase their prices or will no longer be able to provide us with protective systems; and

●	the risk that our suppliers in China, that supply a majority of the components and systems provided to our end-users, will be subject to increased trade barriers as a result of U.S.-Chinese trade measures, and such trade barriers will increase the costs of these components and systems or negatively impact our ability to purchase these components and systems.

In addition, some of our third party suppliers for components and fully-assembled systems represent our only source for such products. If we are unable to continue to purchase such components and systems from such suppliers, we may face additional costs or delays, or be unable to obtain similar components and systems. These and other factors may have a material adverse effect on our business, results of operation or financial condition.

We experience competition in the markets for our products and services.

We compete with a number of companies that produce and/or sell similar or competing packaging products from a variety of materials. We have several foreign and domestic competitors that are well established in the protective packaging market, including some with substantially greater financial, technical and other resources than we have or broader geographic reach. Many of our existing competitors also invest substantial resources in ongoing research and development, and we anticipate increased competition as consumer preferences and other trends increase the appeal of our product areas. To the extent that our competitors introduce new products or technologies, such developments could render our products obsolete, less competitive or uneconomical.

We compete with these companies on, among other factors, the performance characteristics of our products, service, price, and the ability to develop new packaging products and solutions. Accordingly, we may not be able maintain a competitive advantage over our competitors with respect to these or other factors, which may adversely affect our net sales, which could have a material adverse effect on our business, results of operations or financial condition.

Unfavorable end-user responses to price increases could have a material adverse impact on our business, results of operations and financial condition.

From time to time, and especially in periods of rising paper costs, we increase the prices of our products.

Significant price increases, particularly if not taken by competitors in respect of similar products, could result in lower net sales. For instance, interruptions in paper supply may lead us to increase the price of our paper consumables while plastic-based packaging competitors would not similarly increase the price of our products, which may result in a reduction in our market share and net sales. Such loss of end-users or lower net sales may materially adversely affect our business, results of operations and financial condition.

Demand for our products could be adversely affected by changes in end-user or consumer preferences, which could have a material adverse effect on our business, financial condition or results of operations.

Our net sales depends primarily on the volume of purchases by our end-users in the e-commerce industry and other industries it serves. End-user preferences for packaging formats, as well as the preferences of our end-users, can influence net sales. Changes in these preferences, as well as changes in consumer behavior generally, could negatively impact demand for our products which could have a material adverse effect on our business, financial condition or results of operations.

Moreover, we position ourselves in the protective packaging market as the leading environmentally sustainable protective packaging solutions provider. Although we believe a market and consumer preference for environmentally sustainable solutions is a trend that is likely to continue, there is no guarantee that it will do so or that we will benefit from the continuing trend. If the current trend in favor of environmental sustainability does not continue, diminishes, or shifts away from paper and fiber-based products, demand for our products could decrease, which could have an adverse impact on our business or results of operations, including through reduced net sales and a subsequent decrease in gross margin and earnings. Additionally, the advent of emerging or improved technologies, such as the potential widespread availability of lower cost bio-plastics or increased recyclability of resin-based packaging solutions, could satisfy market and consumer demand for environmentally sustainable packaging solutions and negatively impact our business, financial condition or results of operations even if the current trend in favor of environmentally sustainable solutions continues.

Continued consolidation in sectors in which many of our end-users operate may adversely affect our business, financial condition or results of operations.

Many of the sectors in which many of our end-users operate, such as the e-commerce, automotive aftermarket, IT/electronics, machinery and home goods markets, have been consolidating in recent years, and this trend may continue. Because our business relies on integrating our protecting packaging systems into end-users’ existing operations and generating revenue through the sale of our paper consumables, increased consolidation may have an adverse impact on our or our distributors’ ability to attract additional end-users or retain existing end-users, or on the pricing of our products and services, which could in turn adversely affect our business, financial condition or results of operations.

The loss of end-users, particularly our e-commerce end-users, or a reduction in their production requirements, could have a significant adverse impact on our net sales and profitability.

Although we have a diverse base of end-users, the loss of significant end-users or a large group of end-users, or a reduction in their production requirements, could have an adverse effect on our net sales and, depending on the magnitude of the loss or reduction, our financial condition or results of operations. There can be no assurance that our existing end-user relationships will continue or be renewed at the same level of production, or at all, in the future.

In particular, a number of our e-commerce end-users that currently use our paper consumables for void-fill, cushioning or wrapping, including our largest single end-user which accounted for approximately 11% of our net sales for the year ended December 31, 2018, have established internal goals or initiatives relating to reducing the quantity of consumables that they utilize in their product packaging as part of environmental responsibility initiatives. If these end-users achieve their goals or if additional end-users pursue similar initiatives, they may require a reduced quantity of our paper consumables for protective packaging of their products. The loss of any e-commerce end-users, or a reduction in their purchasing levels, could have a material adverse effect on our business, financial condition or results of operations.

Our performance, competitive position and prospects for future growth could be negatively impacted if new products we develop do not meet sales or margin expectations, which could have a material adverse effect on our business, financial condition or results of operations.

Our performance is dependent in part on our continuing ability to develop products that appeal to end-users by providing new or enhanced value propositions and provide us with a favorable return on the products’ cost through sales of paper consumables. The development and introduction cycle of each of these new products can be lengthy and involve high levels of investment. New products may not meet sales or margin expectations due to many factors, including our inability to (i) accurately predict demand, end-user preferences and evolving industry standards; (ii) resolve technical and technological challenges in a timely and cost-effective manner; or (iii) achieve manufacturing efficiencies. To the extent any new products do not meet our sales or margin expectations, our competitive position and future growth prospects may be negatively impacted, which could have a materially adverse effect on our business, financial condition or results of operations.

Our investments in research and development may not yield the results expected.

In order to compete in the protective packaging market, we must, among other things, adapt to changing consumer preferences and a competitive market through technological innovation. As a result of technological innovation as well as changing consumer preferences, new products can become standardized rapidly, leading to more intense competition and ongoing price erosion. In order to maintain our competitive advantage, we have invested, and will continue to invest, in research and development of new products and technologies. However, these investments may not yield the innovation or results expected on a timely basis, or at all, and any resulting technological innovations may not lead to successful new products or otherwise improve our performance and competitive advantage. Furthermore, our competitors may develop new products that are better suited to meet consumer demands, may develop and introduce such products before we are able to do so or may otherwise negatively impact the success of our new products, any of which could have a material adverse impact on our business, financial condition or results of operations.

Our efforts to expand beyond our core product offerings and into adjacent markets may not succeed and could adversely impact our business, financial condition or results of operations.

We may seek to expand beyond our core fiber-based protective packaging systems and develop products or business strategies that have wider applications for manufacturers, end-users, or consumers. Expanding into new markets would require us to devote substantial additional resources to such expansion, and our ability to succeed in developing such products to address such markets is not certain. It is likely that we would need to take additional steps, such as hiring additional personnel, partnering with new third parties and incurring considerable research and development expenses, in order to pursue such an expansion successfully.

Any such expansion would be subject to additional uncertainties. For example, we could encounter difficulties in attracting new end-users due to lower levels of familiarity with our brand among potential distributor partners and end-users in markets we do not currently serve. As a result, we may not be successful in future efforts to expand into or achieve profitability from new markets, new business models or strategies or new product types, and our ability to generate net sales from our current products and continue our existing business may be negatively affected. If any such expansion does not enhance our ability to maintain or grow net sales or recover any associated development costs, our business, financial condition or results of operations could be adversely affected.

Uncertain global economic conditions have had and could continue to have an adverse effect on our financial condition or results of operations.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns have adversely impacted some of our end-users, such as automotive companies, distributors, electronic manufacturers, machinery manufacturers, home goods manufacturers and e-commerce and mail order fulfillment firms, and other end-users that are particularly sensitive to business and consumer spending.

During economic downturns or recessions, there can be heightened competition for net sales and increased pressure to reduce selling prices as end-users may reduce their volume of purchases. Also, reduced availability of credit may adversely affect the ability of some of our end-users and suppliers to obtain funds for operations and capital expenditures. This could negatively impact our ability to obtain necessary supplies as well as the sales of materials and equipment to affected end-users. This could also result in reduced or delayed collections of outstanding accounts receivable from distributors or end-users. If we lose significant sales volume, are required to reduce our selling prices significantly or are unable to collect amounts due, there could be a negative impact on our profitability and cash flows, which could have a material adverse effect on our business, financial condition or results of operations.

The global nature of our operations exposes us to numerous risks that could materially adversely affect our financial condition or results of operations.

We maintain production facilities in three countries and territories, and our products are distributed to approximately 50 countries and territories around the world. A substantial portion of our operations are located outside of the United States and approximately 54% of our 2018 sales were generated outside of the United States. These operations, particularly in developing regions, are subject to various risks that may not be present or as significant for our U.S. and European operations. Economic uncertainty in some of the geographic regions in which we operate, including developing regions, could result in the disruption of commerce and negatively impact our cash flows or operations in those areas. Risks inherent in our international operations include:

●	foreign currency exchange controls and tax rates, and exchange rate fluctuations, including devaluations;

●	the potential for changes in regional and local economic conditions, including local inflationary pressures;

●	laws and regulations governing foreign investment, foreign trade and currency exchange, such as those on transfer or repatriation of funds, which may affect our ability to repatriate cash as dividends or otherwise and may limit our ability to convert foreign cash flows into U.S. dollars;

●	restrictive governmental actions such as those on trade protection matters, including antidumping duties, tariffs, embargoes and prohibitions or restrictions on acquisitions or joint ventures;

●	the imposition of tariffs and other trade barriers, and the effects of retaliatory trade measures;

●	compliance with U.S. laws and regulations, including those affecting trade and foreign investment and the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”);

●	compliance with tax laws, or changes to such laws or the interpretation of such laws, affecting taxable income, tax deductions, or other attributes relating to our non-U.S. earnings or operations;

●	difficulties of enforcing agreements and collecting receivables through certain foreign legal systems;

●	difficulties of enforcement and variations in protection of intellectual property and other legal rights;

●	more expansive legal rights of foreign unions or works councils;

●	changes in labor conditions and difficulties in staffing and managing international operations;

●	import and export delays caused, for example, by an extended strike at the port of entry, or major disruptions to international or domestic trade routes due to strikes, shortages, acts of terrorism or acts of war could cause a delay in our supply chain operations;

●	difficulties in staffing and managing international operations;

●	geographic, language and cultural differences between personnel in different areas of the world; and

●	political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism, and widespread outbreaks of infectious diseases.

These and other factors may have a material adverse effect on our international operations and, consequently, on our financial condition or results of operations.

If significant tariffs or other restrictions are placed on the import of Chinese goods, or if China places tariffs or other restrictions on the import of U.S. goods, our business, financial condition or results of operations may be materially adversely affected.

If significant tariffs or other restrictions are placed on the import of Chinese goods or if China places significant tariffs or other restrictions on the import of U.S. goods, our business, financial condition or results of operations may be materially adversely affected. For example, in September 2018, the U.S. government assessed a 10% tariff on thousands of categories of goods, including parts that we import from China to our domestic facilities to assemble our protective systems. Additionally, the U.S. government continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China. If additional duties are imposed or increasingly retaliatory trade measures taken by either the United States or China, we could need to materially increase our capital expenditures relating to the assembly of our protective systems, which could require us to raise our prices and result in the loss of end-users and harm our operating performance. Alternatively, we may seek alternative supply sources outside of China which may result in significant costs and disruption to our operations. In any such event, our business could be impacted by retaliatory trade measures taken by China or other countries in response to existing or future tariffs, or the imposition of additional tariffs, any of which could cause us to raise prices or make changes to our operations, and could materially harm our business, financial condition or results of operations.

A major loss of or disruption in our assembly and distribution operations could adversely affect our business, financial condition or results of operations.

A disruption in operations at one or more of our assembly and distribution facilities, or those of our suppliers, could have a material adverse effect on our business or operations. Disruptions could occur for many reasons, including fire, natural disasters, weather, unplanned maintenance or other manufacturing problems, disease, strikes or other labor unrest, transportation interruption, government regulation, contractual disputes, political unrest or terrorism. For example, we operate in leased facilities in Reno, Nevada, Raleigh, North Carolina, Kansas City, Missouri, and Nyrany, Czech Republic. If we are unable to renew leases at existing facilities on favorable terms or to relocate our operations to nearby facilities in an orderly fashion upon the expiration of those leases, we could suffer interruptions in our production and significant increases in costs.

Furthermore, alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance. If one of our key assembly or paper converter facilities is unable to assemble our products or convert raw paper into our paper consumables, respectively, for an extended period of time, our net sales may be reduced by the shortfall caused by the disruption and we may not be able to meet our distributors’ and end-users’ needs, which could have a material adverse effect on our business, financial condition or results of operations.

Fluctuations between foreign currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations.

Approximately 54% of our net sales in 2018 were generated outside the United States. We translate net sales and other results denominated in foreign currency into U.S. dollars for our consolidated financial statements. As a result, we are exposed to currency fluctuations both in receiving cash from our international operations and in translating our financial results back to U.S. dollars. During periods of a strengthening U.S. dollar, we reported international net sales and net earnings could be reduced because foreign currencies may translate into fewer U.S. dollars. Foreign exchange rates can also impact the competitiveness of products produced in certain jurisdictions and exported for sale into other jurisdictions. These changes may impact the value received for the sale of ours goods versus those of our competitors.

Foreign exchange rates may also impact the ability of our customers to secure sufficient funds in U.S. dollars or European currency to purchase goods for export. For example, many of our distributors are local entities in the markets in which they operate and utilize foreign currencies to operate their business. Such distributors must convert their local currency into U.S. dollars or European currency in their business with us, for which foreign exchange rate fluctuations may present additional challenges for the operation of their business. We cannot predict the effects of exchange rate fluctuations on our future operating results or business. As exchange rates vary, our results of operations and profitability may be harmed.

Cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business, could have a material adverse effect on our business, financial condition or results of operations.

We are subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes which pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses and end-users, or cyber-attacks or security breaches of our networks or systems, could result in the loss of end-users and business opportunities, legal liability, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect our business, financial condition or results of operations. While we attempt to mitigate these risks, our systems, networks, products, solutions and services remain potentially vulnerable to advanced and persistent threats.

We also maintain and have access to sensitive, confidential or personal data or information in certain of our businesses that are subject to privacy and security laws, regulations and end-user controls. Despite our efforts to protect such sensitive, confidential or personal data or information, our facilities and systems and those of our end-users and third-party service providers may be vulnerable to security breaches, theft, misplaced or lost data, programming and/or human errors that could lead to the compromising of sensitive, confidential or personal data or information, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our business, financial condition or results of operations.

We are subject to anti-corruption and anti-money laundering laws with respect to both our domestic and international operations, and non-compliance with such laws can subject us to criminal and civil liability and harm our business.

We are subject to the Foreign Corrupt Practices Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit us from authorizing, offering, or directly or indirectly providing improper payments or benefits to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of these third-parties, our employees, representatives, contractors and agents, even if we do not explicitly authorize such activities. In addition, although we have implemented policies and procedures to ensure compliance with anticorruption and related laws, there can be no assurance that all of our employees, representatives, contractors, partners, or agents will comply with these laws at all times. Noncompliance with these laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and debarment from contracting with certain governments or other persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations and financial condition.

Product liability claims or regulatory actions could adversely affect our financial results or harm our reputation or the value of our brands.

Claims for losses or injuries purportedly caused by some of our products arise in the ordinary course of business. In addition to the risk of substantial monetary judgments, product liability claims or regulatory actions could result in negative publicity that could harm our reputation in the marketplace or adversely impact the value of our brands or ability to sell our products in certain jurisdictions. We could also be required to recall possibly defective products, or voluntarily do so, which could result in adverse publicity and significant expenses and reduced net sales. Although we maintain product liability insurance coverage, potential product liabilities claims could be excluded or exceed coverage limits under the terms of our insurance policies or could result in increased costs for such coverage.

Political and economic instability and risk of government actions affecting our business and our end-users or suppliers may adversely impact our business, results of operations and cash flows.

We are exposed to risks inherent in doing business in each of the countries/regions or regions in which we or our end-users or suppliers operate including: civil unrest, acts of terrorism, sabotage, epidemics, force majeure, war or other armed conflict and related government actions, including sanctions/embargoes, the deprivation of contract rights, the inability to obtain or retain licenses required by us to operate our plants or import or export our goods or raw materials, the expropriation or nationalization of our assets, and restrictions on travel, payments or the movement of funds. In particular, if additional restrictions on trade with Russia were adopted by the European Union or the United States, and were applicable to our products, we could lose revenue and experience lower growth rates in the future, which could have a material adverse effect on our business, financial condition or results of operations.

We rely on third party distributors to store, sell, market, service and distribute our products.

We rely on our network of third party distributors to store, sell (in the case of paper consumables), market, service and distribute our protective packaging systems and paper consumables to a majority of our end-users. Because we rely on third party distributors, we are subject to a number of risks, including:

●	the risk that distributors may terminate or decline to renew their contractual relationship with us;

●	the risk that we may not be able to renew our contracts with distributors on the same contractual terms;

●	the risk that distributors, or the services that they rely on, will fail, or will be unable to deliver our protective packaging systems and paper-based products in a timely manner;

●	the risk that distributors will be otherwise unable or unwilling to sell, market, service and distribute our products to end users at the same rate they have historically, or at all; and

●	the risk that end-users will increasingly seek to purchase consumables directly from suppliers, which would require us to alter our business model in order to accommodate direct-to-consumer sales.

If we fail to maintain our relationships with our distributors, or if our distributors do not meet the sales, marketing and service expectations of our or our end-users, our business, financial condition or results of operations could be materially adversely affected.

We depend on third parties for transportation services.

We rely primarily on third parties for delivery of our raw materials, as well as for transportation to certain select end-users to which we directly sell our products. In particular, a significant portion of the raw materials we use are transported by ship, railroad or trucks, which modes of transportation are highly regulated. If any of our third-party transportation providers were to fail to deliver raw materials to us in a timely manner, or fail to deliver our products to our direct end-users in a timely manner, we might be unable to manufacture our products in response to end-user demand. For example, at most of our facilities, quantities of raw paper stored on-site represent approximately five days of paper consumables production at such facilities due to cost savings and storage limitations. In addition, if any of these third parties were to cease operations or cease doing business with us, it might be unable to replace them at reasonable cost. Any failure of a third-party transportation provider to deliver raw materials or finished products in a timely manner could harm our reputation, negatively impact our end-user relationships and have a material adverse effect on our financial condition or results of operations.

We could experience disruptions in operations and/or increased labor costs.

In Europe, most of our employees, including most of our employees in the Netherlands, are represented by either labor unions or workers councils and are covered by collective bargaining agreements that are generally renewable on an annual or bi-annual basis. In addition, as our business expands globally we may be subject to new labor-related requirements that may impose additional requirements or costs on our business. As is the case with any negotiation, we may not be able to negotiate or renew acceptable collective bargaining agreements in such cases, which could result in strikes or work stoppages by affected workers. Renewal of collective bargaining agreements could also result in higher wages or benefits paid to union members. A disruption in operations or higher ongoing labor costs could materially adversely affect our business, financial condition or results of operations.

We are subject to a variety of environmental and product registration laws that expose us to potential financial liability and increased operating costs.

We are subject to a number of federal, state, local and foreign environmental, health and safety laws and regulations that govern, among other things, the manufacture and assembly of our products, the discharge of pollutants into the air, soil and water and the use, handling, transportation, storage and disposal of hazardous materials.

Many jurisdictions require us to have operating permits for our assembly and warehouse facilities and operations. Any failure to obtain, maintain or comply with the terms of these permits could result in fines or penalties, revocation or nonrenewal of our permits, or orders to temporarily or permanently cease certain operations, and may have a material adverse effect on our business, financial condition or results of operations.

Some jurisdictions in which we operate have laws and regulations that govern the registration and labeling of some of our products. For example, we expect significant future environmental compliance obligations for our European operations as a result of the European Union (“EU”) Directive “Registration, Evaluation, Authorization, and Restriction of Chemicals” (EU Directive No. 2006/1907) enacted on December 18, 2006. The directive, known as REACH, imposes several requirements related to the identification and management of risks related to chemical substances manufactured or marketed in Europe. The EU also enacted in 2008 a “Classification, Labeling and Packaging” regulation, known as the CLP Regulation, which aligns the EU system of classification, labeling and packaging of chemical substances to the Globally Harmonized System. Other jurisdictions may impose similar requirements. Compliance with these requirements can be costly.

We cannot predict with reasonable certainty the future cost of environmental compliance, industrial hygiene within our facilities, product registration, or environmental remediation. Environmental laws have become more stringent and complex over time and may continue to do so. Our environmental costs and operating expenses will be subject to these evolving regulatory requirements and will depend on the scope and timing of the effectiveness of requirements in these various jurisdictions. As a result of such requirements, we may be subject to an increased regulatory burden, including significant future environmental compliance, hygiene, health and safety obligations.

Increased compliance costs, increasing risks and penalties associated with violations, or our inability to market some of our products in certain jurisdictions may have a material adverse effect on our business, financial condition or results of operations.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are subject to litigation in the ordinary course of business, and uninsured judgments or a rise in insurance premiums may adversely impact our results of operations and financial condition.

In the ordinary course of business, we are subject to a variety of legal proceedings and legal compliance risks in our areas of operation around the world, including product liability claims, actions brought against us by our employees and other legal proceedings. Any such claims, regardless of merit, could be time-consuming and expensive to defend and could divert management’s attention and resources.

In accordance with customary practice, we maintain insurance against some, but not all, of these potential claims. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. The levels of insurance we maintain may not be adequate to fully cover any and all losses or liabilities. Further, we may not be able to maintain insurance at commercially acceptable premium levels or at all.

If any significant accident, judgment, claim (or a series of claims) or other event is not fully insured or indemnified against, the cost of such accident, judgment, claim(s) or other event could have a material adverse impact on our business, financial condition or results of operations. There can be no assurance as to the actual amount of these liabilities or the timing thereof. We cannot be certain that the outcome of current or future litigation will not have a material adverse impact on our business, results of operations and financial condition.

If we are not able to protect or maintain our trademarks, patents and other intellectual property, we may not be able to prevent competitors from developing similar products or from marketing their products in a manner that capitalizes on our trademarks, and this loss of a competitive advantage may have a material adverse effect on our business, financial position or results of operations.

Our ability to compete effectively with other companies depends, in part, on our ability to maintain the proprietary nature of our owned and licensed intellectual property. If we are unable to maintain the proprietary nature of our intellectual property, this loss of a competitive advantage could result in decreased net sales or increased operating costs, either of which could have a material adverse effect on our business, financial condition or results of operations.

We own a large number of patents and pending patent applications on our products, aspects thereof, methods of use and/or methods of manufacturing. There is a risk that our patents may not provide meaningful protection and patents may never be issued for our pending patent applications. Furthermore, we have historically focused and expect to continue to focus on strategically protecting our patents, including through pursuing infringement claims, which, especially in Europe, carries the risk that a court will determine our patents are invalid or unenforceable.

Trademark and trade name protection is important to our business. Although most of our trademarks are registered in the United States and in the foreign countries/regions in which we operate, we may not be successful in asserting trademark or trade name protection. In addition, the laws of some foreign countries/regions may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our trademarks and trade names may be substantial.

We cannot be certain that we will be able to assert these intellectual property rights successfully in the future or that they will not be invalidated, circumvented or challenged. Other parties may infringe on our intellectual property rights and may thereby dilute the value of our intellectual property in the marketplace. Third parties, including competitors, may assert intellectual property infringement or invalidity claims against us that could be upheld.

Intellectual property litigation, which could result in substantial cost to and diversion of effort by us, may be necessary to protect our proprietary technology or for us to defend against claimed infringement of the rights of others and to determine the scope and validity of others’ proprietary rights. We may not prevail in any such litigation, and if we are unsuccessful, we may not be able to obtain any necessary licenses on reasonable terms or at all.

Any failure by us to protect our trademarks and other intellectual property rights may have a material adverse effect on our business, financial condition or results of operations.

Our acquisition and integration of businesses could adversely affect our business, financial condition or results of operations.

As part of our growth strategy, from time to time we consider acquisitions that either complement or expand our existing lines of business. For example, in March 2017, we acquired End of Line Automation Neopack Solutions

S.A.S dba e3neo, a French packaging automation company (“e3neo”). We are unable to predict the size, timing and number of acquisitions we may complete, if any, in the future. Integrating acquired businesses may create substantial costs, delays or other problems for us that could adversely affect our business, financial condition or results of operations. In addition, we may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that are not completed), and we also may pay fees and expenses associated with financing acquisitions to investment banks and other advisors. We may also assume the liabilities of an acquired company, there can be no assurances that all potential liabilities will be identified or known to us and any such liabilities could materially adversely impact our business and financial condition.

Furthermore, we may not be able to successfully integrate any acquired businesses or realize all of the expected synergies from previously acquired businesses or related strategic initiatives. If we are unable to achieve the benefits that we expect to achieve from our strategic initiatives, we could adversely affect our business, financial condition or results of operations. Additionally, while we execute these acquisitions and related integration activities, it is possible that our attention may be diverted from our ongoing operations which may have a negative impact on our business.

Our insurance policies may not cover all operating risks and a casualty loss beyond the limits of our coverage could adversely impact our business.

Our business is subject to operating hazards and risks relating to handling, storing, transporting and use of the products we sell. We maintain insurance policies in amounts and with coverage and deductibles that we believe are reasonable and prudent. Nevertheless, our insurance coverage may not be adequate to protect us from all liabilities and expenses that may arise from claims for personal injury or death or property damage arising in the ordinary course of business, and our current levels of insurance may not be maintained or available in the future at economical prices. If a significant liability claim is brought against us that is not adequately covered by insurance, we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition or results of operations.

Our annual effective income tax rate can change materially as a result of changes in our mix of U.S. and foreign earnings and other factors, including changes in tax laws and changes made by regulatory authorities.

Our overall effective income tax rate is equal to our total tax expense as a percentage of total earnings before tax. However, income tax expense and benefits are not recognized on a global basis but rather on a jurisdictional or legal entity basis. Losses in one jurisdiction may not be used to offset profits in other jurisdictions and may cause an increase in our tax rate. Changes in the mix of earnings (or losses) between jurisdictions and assumptions used in the calculation of income taxes, among other factors, could have a significant effect on our overall effective income tax rate, which may have a material adverse effect on our financial condition or results of operations.

U.S. federal income tax reform could adversely affect us.

The 2017 Tax Cuts and Jobs Act (the “TCJA”), which was enacted on December 22, 2017, significantly affects U.S. tax law by changing how the United States imposes income tax on multinational corporations. The TCJA, among other things, reduced the U.S. corporate income tax rate from 35% to 21%, created a territorial tax system with a one-time mandatory tax on previously deferred foreign earnings of U.S. subsidiaries, and created a new tax on certain foreign earnings.

As of December 31, 2018, the Company completed its accounting for the tax effects of the Act and recorded the impacts appropriately in the financial statements. There are ongoing impacts as a result of the TCJA related to the current taxation of certain foreign earnings that would result in an increase to our effective tax rate. Additionally, new guidance and regulations continues to be issued which are assessed on an ongoing basis and can have an adverse affect on us.

The full realization of our deferred tax assets may be affected by a number of factors, including earnings in the United States.

We have deferred tax assets including state and foreign net operating loss carryforwards, accruals not yet deductible for tax purposes, employee benefit items, interest expense carryforwards and other items. We have established valuation allowances to reduce the deferred tax assets to an amount that is more likely than not to be realized. Our ability to utilize the deferred tax assets depends in part upon our ability to generate future taxable income, including the scheduled reversal of deferred tax liabilities that have been generated as a result of the transaction, within each respective jurisdiction during the periods in which these temporary differences reverse or our ability to carryback any losses created by the deduction of these temporary differences. We expect to realize the assets over an extended period. If we are unable to generate sufficient future taxable income in the U.S. and/or certain foreign jurisdictions, or if there is a significant change in the time period within which the underlying temporary differences become taxable or deductible, we could be required to increase our valuation allowances against our deferred tax assets. Our effective tax rate would increase if we were required to increase our valuation allowances against our deferred tax assets. In addition, changes in statutory tax rates or other legislation or regulation may change our deferred tax assets or liability balances, with either favorable or unfavorable impacts on our effective tax rate.

We are subject to taxation in multiple jurisdictions. As a result, any adverse development in the tax laws of any of these jurisdictions or any disagreement with our tax positions could have a material adverse effect on our business, consolidated financial condition or results of operations.

We are subject to taxation in, and to the tax laws and regulations of, multiple jurisdictions as a result of the international scope of our operations and corporate and financing structure. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. For example, the United States in December 2018 enacted significant tax reform, and certain provisions of the new law may adversely affect us. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we does business. Additional changes in tax laws could increase our overall taxes and our business, consolidated financial condition or results of operations could be adversely effected in a material way. In addition, the tax authorities in any applicable jurisdiction, including the U.S., may disagree with the positions we have taken or intend to take regarding the tax treatment or characterization of any of our transactions. If any applicable tax authorities, including U.S. tax authorities, were to successfully challenge the tax treatment or characterization of any of our transactions, it could have a material adverse effect on our business, consolidated financial condition or results of our operations.

We may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of the related assets.

We record a significant amount of goodwill and other identifiable intangible assets, including end user relationships, trademarks and developed technologies. We test goodwill and intangible assets with indefinite useful lives for possible impairment annually during the fourth quarter of each fiscal year or more frequently if events or changes in circumstances indicate that the asset might be impaired. Amortizable intangible assets are periodically reviewed for possible impairment whenever there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment may result from, among other things, (i) a decrease in our expected net earnings; (ii) adverse equity market conditions; (iii) a decline in current market multiples; (iv) a decline in our common stock price; (v) a significant adverse change in legal factors or business climates; (vi) heightened competition; (vii) strategic decisions made in response to economic or competitive conditions; or (viii) a more-likely-than-not expectation that a reporting unit or a significant portion of a reporting unit will be sold or disposed of. In the event that we determine that events or circumstances exist that indicate that the carrying value of goodwill or identifiable intangible assets may no longer be recoverable, we might have to recognize a non-cash impairment of goodwill or other identifiable intangible assets, which could have a material adverse effect on our consolidated financial condition or results of operations.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Following our domestication as a Delaware corporation in connection with the closing of the business combination, we are subject to income and other taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Disruption and volatility of the financial and credit markets could affect our external liquidity sources.

Our principal sources of liquidity are accumulated cash and cash equivalents, short-term investments, cash flow from operations and amounts available under our lines of credit, including secured credit facilities, term loans and a revolving credit facility. We may be unable to refinance any of our indebtedness on commercially reasonable terms or at all.

Additionally, conditions in financial markets could affect financial institutions with which we have relationships and could result in adverse effects on our ability to utilize fully our committed borrowing facilities. For example, a lender under the first lien secured credit facilities may be unwilling or unable to fund a borrowing request, and we may not be able to replace such lender.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges in connection with the business combination that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Rack Holdings, we cannot assure you that this diligence revealed all material issues that may be present in Rack Holdings’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Rack Holdings’ control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be noncash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We are dependent upon certain key personnel to successfully operate our business, including our executive officers and directors, and their loss could adversely affect our ability to operate. The loss of such key personnel and our inability to hire and retain replacements could negatively impact our operations and profitability following the business combination.

Our ability to successfully operate our business is dependent upon the efforts of certain key personnel, including our senior management. Furthermore, other than key-man insurance on the life of Mr. Asali that we are required to obtain under the terms of the forward purchase agreements, we do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers and our inability to hire and retain replacements could have a detrimental effect on us and negatively impact our operations and profitability.

We have incurred and expect to continue to incur significant transaction costs in connection with the business combination and related transactions.

We have incurred and expect to continue to incur significant, non-recurring costs in connection with consummating the business combination and related transactions. All expenses incurred in connection with the business combination and related transactions, including all legal, and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination and related transactions are currently estimated to be approximately $42.2 million, including $10.5 million in accompanying deferred underwriting commissions and private placement fees to the underwriters of our IPO. See the notes to the unaudited pro forma financial statements for more information.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Our debt financing entered into for the purposes of consummating the business combination may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

In connection with the closing of the business combination, we entered into senior secured credit facilities provided by Goldman Sachs Merchant Banking Division consisting of a $378,175,000 dollar-denominated first lien term facility, a €140.0 million euro-denominated first lien term facility and a $45.0 million revolving facility. Our senior secured credit facilities, impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities which may adversely affect our ability to finance capital expenditures, acquisitions, debt service requirements or to engage in new business activities or otherwise adversely affect our ability to execute our business strategy compared to our competitors who have less debt. In some cases, these restrictions require us to comply with or maintain certain financial tests and ratios. Subject to certain exceptions, such agreements restrict our ability to, among other things:

●	declare dividends or redeem or repurchase capital stock, including with respect to our Class A common stock;

●	prepay, redeem or purchase other debt;

●	incur liens;

●	make loans, guarantees, acquisitions and other investments;

●	incur additional indebtedness;

●	engage in sale and leaseback transactions;

●	amend or otherwise alter debt and other material agreements;

●	engage in mergers, acquisitions or asset sales;

●	engage in transactions with affiliates; and

●	enter into arrangements that would prohibit us from granting liens or restrict our ability to pay dividends, make loans or transfer assets among our subsidiaries.

Further, various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements, including with respect to the senior secured credit facilities, could result in a default under those agreements and under other agreements containing cross-default provisions. Such a default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by our existing and future financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

Our substantial levels of outstanding indebtedness could adversely affect our financial condition and ability to fulfill our obligations.

We have incurred substantial levels of outstanding debt, and the outstanding indebtedness may:

●	adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

●	require us to dedicate a substantial portion of our cash flow to payment of principal and interest on our debt and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our outstanding borrowings (if any);

●	increase the possibility of an event of default under the financial and operating covenants contained in our existing debt instruments; and

●	limit our ability to adjust to rapidly changing market conditions, reduce our ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions of our business than their competitors with less debt.

Our ability to make scheduled payments of principal or interest with respect to our debt will depend on our ability to generate cash and our future financial results. If we are unable to generate sufficient cash flow from operations in the future to service our debt obligations, we might be required to refinance all or a portion of our existing debt or to obtain new or additional such facilities. However, we might not be able to refinance our existing debt or obtain any such new or additional facilities on favorable terms or at all.

We may be unable to obtain additional financing to fund our operations or growth.

We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Company. Other than pursuant to the working capital promissory note, none of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could remain an emerging growth company for up to five years from the date of our IPO, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources, and increase the time and costs of integrating an acquisition.

Section 404 of the Sarbanes-Oxley Act required that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2018. However, we have yet to evaluate and report on the internal control over financial reporting of Rack Holdings, and there can be no guarantee that the internal control over financial reporting at Rack Holdings is in compliance with the provisions of the Sarbanes-Oxley Act. As such, the development of the internal controls of Rack Holdings in order to achieve compliance with the Sarbanes-Oxley Act may involve expense, time and be a distraction to management.

Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. However, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. In addition, as we have yet to evaluate and report on the internal control over financial reporting of Rack Holdings, the independent registered public accounting firm attestation requirement may result in the identification of issues with respect to Rack Holdings’ internal controls over financial reporting, which may result in increased time and expense.

Provisions in our organizational documents may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our organizational documents contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our organizational documents designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between the Company and our stockholders, to the fullest extent permitted by law, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or our directors, officers, stockholders, employees or agents.

Our organizational documents provide that, to the fullest extent permitted by law, unless the Company consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of the Company;

●	any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any of the Company’s directors, officers or other employees;

●	any action asserting a claim against the Company or any of the Company’s directors, officers or employees arising out of or relating to any provision of the DGCL or the proposed organizational documents; or

●	any action asserting a claim against the Company or any of the Company’s directors, officers, stockholders or employees that is governed by the internal affairs doctrine of the Court of Chancery of the State of Delaware.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, this provision applies to Securities Act claims and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Accordingly, there is uncertainty as to whether a court would enforce such provision with respect to suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. If a court were to find the choice of forum provision contained in the Company’s proposed organizational documents to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

The grant of registration rights to certain holders of our shares and warrants and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to the registration rights agreements entered into in connection with the IPO and the sales of the subscription shares, the equity financing investors and holders of the private placement warrants and the warrants that may be issued upon conversion of the working capital loans are entitled to registration rights with respect to such equity financing shares, warrants and the common stock underlying such warrants, as applicable. The registration rights are exercisable with respect to the equity financing shares, the private placement warrants (including any Class A common stock or Class C common stock issuable upon exercise of such private placement warrants) and the warrants that may be issued upon conversion of working capital loans (including any Class A common stock that may be issued upon the exercise of such warrants). Pursuant to the forward purchase agreements and the strategic partnership agreement, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing (and, with respect to clause (B) below, within 30 days following announcement of the results of the shareholder vote relating to our business combination, which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase securities, the subscription securities, the Class A common stock underlying the forward purchase warrants, and the anchor investors’ and the BSOF entities’ founder shares, and (B) any other Class A common stock or warrants acquired by the anchor investors, the BSOF entities and the subscription investors, including any time after we complete our business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which such relevant party ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements, the subscription agreements and the voting agreement, as applicable. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock.

A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Following consummation of the business combination, our Sponsor holds approximately 5.1% of our total outstanding shares, our officers and directors hold approximately 6.0% of our total outstanding shares, JS Capital holds approximately 43.8% of our total outstanding shares, and the BSOF entities hold approximately 8.4% of our total outstanding shares, which does not take into account any warrants outstanding as of the closing and that may be exercised thereafter. Pursuant to the terms of the forward purchase agreements entered into at the time of the IPO and the reallocation agreement, the founder shares may not be transferred until the earlier to occur of (i) one year after the closing or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing, the common stock into which the founder shares convert will be released from these transfer restrictions. Additional sales of our common stock into the market may cause the market price of our common to drop significantly.

Certain of our stockholders, including JS Capital and our Sponsor, own a significant portion of the outstanding voting stock of the Company.

Upon completion of the business combination and the related transactions, JS Capital owns approximately 43.8% of our common stock and our Sponsor owns approximately 5.1% of our outstanding common stock. As long as JS Capital and our Sponsor own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring shareholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. The interests of JS Capital and our Sponsor may not align with the interests of our other shareholders. JS Capital and our Sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. JS Capital and our Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A common stock and warrants are listed on the NYSE. We cannot guarantee that our securities will remain listed on the NYSE. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our Class A common stock and warrants are listed on the NYSE, and, as a result, are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by the anchor investors, the BSOF entities or their respective permitted transferees.

Warrants, including those issued in connection with the business combination, will become exercisable for our common stock, which may have an adverse effect on the market price of our Class A common stock, would increase the number of shares eligible for future resale in the public market, and result in dilution to our shareholders.

We issued warrants to purchase 15,000,000 shares of our Class A common stock as part of the units sold in the IPO and, simultaneously with the closing of the IPO, we issued in the private placement an aggregate of 8,000,000 private placement warrants, approximately 570,700 of which are still outstanding as of the date of this prospectus, each exercisable to purchase one share of Class A common stock or Class C common stock, as applicable, at $11.50 per share. We also issued 5,000,000 forward purchase warrants concurrently with the closing of the sale of the forward purchase shares. Such warrants, when exercised, will increase the number of issued and outstanding Class A common stock and reduce the value of the Class A common stock.

The market for our securities may be volatile following the closing.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. The price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If the business combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A common stock had not been active. Accordingly, the valuation ascribed to our Class A common stock in the subscription agreements may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of common stock available for public sale;

●	any major change in our board of directors or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price for our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Use of Proceeds

All of the shares of Class A common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We would receive up to an aggregate of $150.0 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses. We would receive up to an aggregate of approximately $172.5 million from the exercise of public warrants, assuming the exercise in full of all the warrants for cash.

We expect to use the net proceeds from the  issuance and sale of Class A common stock by us and the issuance of Class A common stock upon exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the issuance and sale of Class A common stock and the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

Description of Securities

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our charter and bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our charter authorizes the issuance of 426,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 25,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class C common stock, par value $0.0001 per share and (iv) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of July 24, 2019, there were (i) 47,357,632 shares of Class A common stock outstanding, held of record by approximately 36 holders, (ii) no shares of Class B common stock outstanding, (iii) 6,511,293 shares of Class C common stock outstanding, held of record by approximately 2 holders, (iv) no shares of preferred stock outstanding, and (v) 20,108,741 warrants outstanding, held of record by approximately 20 holders. Such numbers do not include DTCC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Power

Each holder of Class A common stock and Class B common stock, as such, shall be entitled to one vote for each share of Class A common stock and Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A common stock and Class B common stock, as such, shall not be entitled to vote on any amendment to the charter (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the charter (including any certificate of designations relating to any class or series of preferred stock) or pursuant to the DGCL.

Notwithstanding any other provision in the charter, the holders of the outstanding shares of each class of common stock shall be entitled to vote separately upon any amendment to the charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the other classes of common stock.

Shares of Class C common stock have identical terms as shares of Class A common stock, except Class C common stock does not grant its holders any voting rights.

Class C Conversion

Each share of issued Class C common stock shall be converted to one share of Class A common stock, subject to any necessary adjustments for any share splits, capitalizations, consolidations or similar transactions occurring in respect of the Class A common stock or the Class C common stock (a “Class C Share Conversion”): (1) on the 65th calendar day (or such other period as the Company and the registered holder may otherwise agree) following receipt by the Company of notice in writing from the registered holder to convert such share of Class C common stock; or (2) automatically upon the transfer by the registered holder of such share of Class C common stock, whether or not for value, to a third party, except for transfer to a nominee or “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) of such holder in a transfer that will not result in a change of “beneficial ownership” (as determined under Rule 13d-3 under the Exchange Act) or to a person that already holds shares of Class A common stock.

The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A common stock as may be required to effect conversions of the Class C common stock.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of the preferred stock.

Preemptive or Other Rights

The Company’s stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

There is no cumulative voting with respect to the election of directors. The charter establishes a classified board of directors that is divided into three classes with staggered three-year terms, Class I, Class II and Class III. Only the directors in one class are subject to election by a plurality of votes cast at each annual meeting of the Company’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Founder Shares

In connection with the consummation of the business combination, the founder shares automatically converted on a one-for-one basis into shares of Class A common stock (or, at the election of the holder, Class C common stock). As of the closing of the business combination, an aggregate of 2,940,336 founder shares owned by the Sponsor are subject to certain transfer restrictions, including an earnout provision, pursuant to the terms of that certain securities subscription agreement, dated as of July 18, 2017 (as amended, the “securities subscription agreement”), as amended on December 1, 2017 and May 13, 2019 (the “sponsor earnout amendment”), by and between the Company and the Sponsor. In addition, on May 13, 2019, the Company and certain of its anchor investors entered into an earnout agreement (the “anchor earnout agreement”), pursuant to which the consenting anchor investors agreed to an earnout provision with respect to the 3,750,000 founder shares issued to the anchor investors.

While subject to these restrictions, these shares may not be disposed of except in accordance with such restrictions. For a description of the terms of the Securities Subscription Agreement and the Anchor Earnout Agreement, please see “Principal and Selling Shareholders—Material Relationships with Related Parties—Transactions in Connection with the Business Combination—Securities Subscription Agreement.”

Preferred Stock

The charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

As of July 24, 2019, the Company has no preferred stock outstanding. Although the Company does not currently intend to issue any shares of preferred stock, we cannot assure you that it will not do so in the future.

Warrants

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

As of July 24, 2019, the Company had 20,108,741 warrants outstanding comprised of 14,537,997 public warrants, 5,000,000 forward purchase warrants and 570,744 private placement warrants.

In April 2019, the Company purchased an aggregate of 462,000 public warrants pursuant to a warrant repurchase program authorized by the Board of Directors, pursuant to which the Company may repurchase up to $10 million in warrants from time to time in open-market or privately-negotiated transactions. This repurchase program may be suspended or discontinued at any time without prior notice.

Public Shareholders’ and Forward Purchase Warrants

Each public warrant and forward purchase warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the closing of the business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the closing of the business combination, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon the exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require any holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A common stock issuable upon the exercise of the Company’s warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of one share of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of Class A common stock issued and outstanding immediately after giving effect to such exercise.

If the number of shares of outstanding Class A common stock is increased by a share capitalization, a share dividend payable in Class A common stock, a split-up of common stock or other similar event, then, on the effective date of such share capitalization, dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a share dividend of a number of Class A common stock equal to the product of (i) the number of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of the Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, as applicable, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter, as applicable.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of all or substantially all of the assets or other property of the Company in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as such term is defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (unless on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each Class A common stock held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain exceptions and they will not be redeemable by us so long as they are held by the anchor investors or BSOF entities who initially purchased such warrants or their respective permitted transferees. Such anchor investors or BSOF entities or their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the anchor investors, the BSOF entities or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The anchor investors and the BSOF entities have agreed not to transfer, assign or sell any of the private placement warrants (including the shares of Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete the business combination, except that, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with our Sponsor.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends will also be limited by restrictive covenants pursuant to the debt financing.

Registration Rights

Currently, our Sponsor, certain of our directors and officers, the BSOF entities and the equity financing investors have registration rights for certain of their respective securities of the Company pursuant to the registration rights agreement, the strategic partnership agreement and the equity financing agreements, as applicable.

Pursuant to the registration rights agreement, the holders of the private placement warrants, founder shares and the warrants that may be issued upon conversion of any working capital loans (and the shares underlying such warrants) are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, the holders of such securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the consummation of the business combination.

Pursuant to the strategic partnership agreement and the equity financing agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination (and, with respect to clause (i)(B) below, within 30 days following announcement of the results of the shareholder vote relating to our initial business combination or the results of our offer to shareholders to redeem their ordinary shares in connection with our initial business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase shares, the Class A shares underlying the forward purchase warrants, the Class A shares issuable upon conversion of the Class C shares, the subscription shares, and the equity financing investors’ and BSOF Entities’ founder shares, and (B) any other Class A shares or warrants acquired by the equity investors and the BSOF entities any time after we complete our business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the equity investors or the BSOF entities cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements, the strategic partnership agreement and the subscription agreements. We will bear the cost of registering these securities.

The foregoing description of the registration rights currently in effect is not a complete description thereof and is qualified in its entirety by reference to the full text of the registration rights agreement, the strategic partnership agreement and the equity financing agreements, which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	A stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The organizational documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned our restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Class A common stock then outstanding; or

●	the average weekly reported trading volume of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, (i) our anchor investors will be able to sell their founder shares and private placement warrants, as applicable and (ii) our subscription investors will be able to sell their subscription shares, in each case pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Following the consummation of the business combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent, Warrant Agent and Escrow Agent

The transfer agent, warrant agent and escrow agent for our common stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock and warrants are listed on the NYSE under the symbols “PACK” and “PACK WS,” respectively.

Selling Securityholders

This prospectus relates to the possible resale by the selling securityholders of up to 36,366,479 shares of Class A common stock (including (i) 26,112,332 forward purchase shares, subscription shares and warrant exchange shares, (ii) 6,663,953 shares issued upon conversion of the registrant’s outstanding Class B common stock and (iii) 3,590,194 shares of Class A common stock issuable upon the conversion of outstanding Class C common stock held by such selling securityholders.

The selling securityholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the selling securityholders for which we are registering shares of Class A common stock for resale to the public, and the aggregate principal amount that the selling securityholders may offer pursuant to this prospectus. In calculating percentages of Class A common stock owned by a particular holder, we treated as outstanding the number of shares of such Class A common stock issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. In addition, we treated as outstanding the number of shares of Class A common stock registered herein that are issuable upon conversion of outstanding shares of Class C common stock held by such selling securityholder. The Class A common stock and warrants issued to the selling securityholders are subject to transfer restrictions, as described herein.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions, as described herein.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except where noted, we have based percentage ownership of our Class A common stock prior to this offering on 47,357,632 shares of Class A common stock issued and outstanding as of July 24, 2019.

	Class A Common Stock Beneficially Owned(1)		Warrants Beneficially Owned	Class A Common Stock Registered	Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby(1)
Name of Selling Securityholder	Shares	Percentage	Warrants	Hereby	Shares	Percentage
AllianceBernstein Accounts(2)	1,949,317	4.1%	—	1,949,317	—	—
Bharani Bobba(3)	66,881	*	3,014	63,867	—	—
BSOF Entities(4)	7,085,000	14.2%	2,560,000	525,000	6,560,000	13.1%
David Murgio(5)	32,116	*	—	32,116	—	—
Ehsan Zargar(6)	50,327	*	19,077	31,250	—	—
Ernest Behr(7)	34,718	*	4,433	30,285	—	—
Evan Behr(8)	10,415	*	1,330	9,085	—	—
Gerard Griffin(9)	471,011	1.0%	62,057	408,954	—	—
Joon-Sik Cho(10)	13,888	*	1,773	12,115	—	—
Joon-Won Cho (Jason)(11)	48,298	*	3,546	44,752	—	—
JS Capital Management LLC(12)	28,103,145	55.2%	3,514,894	23,606,864	4,496,280	8.8%
Michael A. Jones(13)	60,000	*	—	60,000	—	—
Omar M. Asali(14)	5,663,484	11.9%	351,684	5,311,800	—	—
One Madison Group, LLC(15)	2,769,929	5.8%	—	2,769,929	—	—
Robert C. King(16)	60,000	*	—	60,000	—	—
Salil Seshadri(17)	533,209	*	66,667	447,928	18,614	*
Soros Capital(18)	4,122,109	8.0%	531,915	3,590,194	—	—
Thomas F. Corley(19)	60,000	*	—	60,000	—	—
William Drew(20)	130,044	*	7,092	122,952	—	—

*	Less than one percent.

(1)	The shares of our Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. For purposes of this table, except where noted we have assumed that none of the beneficial owners has purchased shares of our Class A common stock or warrants in the open market.

Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The numbers in this column include shares of our Class A common stock issuable upon exercise of warrants, each of which is exercisable for shares of Class A common stock within 30 days of July 24, 2019. Except where noted, this table does not reflect the beneficial ownership of shares of Class A common stock into which shares of Class C common stock may convert because such Class C common stock is not convertible into Class A common stock within 60 days and therefore such shares of Class A common stock are not deemed to be beneficially owned by the holders thereof. As at July 24, 2019, there were 6,511,293 shares of Class C common stock outstanding and warrants to purchase 975,177 shares of Class C common stock outstanding.

(2)	Includes (i) 955,939 Class A shares owned by AB Cap Fund, Inc. - AB Small Cap Growth Portfolio, (ii) 347,507 Class A shares owned by Principal Funds, Inc. – Small Cap Growth Fund I, (iii) 237,001 Class A shares owned by Verizon Master Savings Trust, (iv) 163,578 Class A shares owned by Kaiser Foundation Hospitals, (v) 59,799 Class A shares owned by Schwab Institutional Trust Funds - Schwab Institutional Small Cap Trust Fund, (vi) 51,243 Class A shares owned by The District of Columbia Retirement Board, (vii) 37,908 Class A shares owned by AB Variable Products Series Fund, Inc. - AB Small Cap Growth Portfolio, (viii) 33,676 Class A shares owned by Bell Atlantic Master Trust, (ix) 29,929 Class A shares owned by Laborers' Pension Plan, (x) 27,630 Class A shares owned by Bakery and Confectionary Union and Industry International Pension Fund, (xi) 3,729 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Moderate Multimanager Fund, (xii) 1,330 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Aggressive Multimanager Fund and (xiii) 48 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Conservative Multimanager Fund (collectively, the “AllianceBernstein Accounts”). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. Neil Ruffell, in his position as Head of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts. The address for the foregoing persons is 1345 Avenue of the Americas, New York, NY 10105.

(3)

Includes 63,867 Class A shares and 3,014 warrants, each exerciseable for one Class A share. Mr. Bharani Bobba has served as Head of Growth Strategies at the Company since June 2019 and served as the Company’s Chief Financial Officer from September 2017 to June 2019. Mr. Bobba also served as a Managing Director of our Sponsor from July 2017 to June 2019.

(4)	Includes 4,525,000 Class A shares and 2,560,000 warrants, each exerciseable for one Class A share. According to a Schedule 13G filed with the SEC on June 12, 2019, BSOF Master Fund L.P. (“BSOF I”) directly holds 3,891,500 shares of Class A Common Stock and BSOF Master Fund II L.P. (“BSOF II” and together with BSOF I, the “BSOF Entities”) directly holds 633,500 shares of Class A Common Stock. In addition, BSOF directly holds warrants to purchase 2,201,600 shares of Class A Common Stock and BSOF II directly holds warrants to purchase 358,400 shares of Class A Common Stock. Blackstone Strategic Opportunity Associates L.L.C. (“BSOA”) is the general partner of each of the BSOF Entities. Blackstone Holdings II L.P. (“Holdings II”) is the sole member of BSOA. Blackstone Alternative Solutions L.L.C. (“BAS”) is the investment manager of each of the BSOF Entities. Blackstone Holdings I L.P. (“Holdings I”) is the sole member of BAS. Blackstone Holdings I/II GP Inc. (“Holdings GP”) is the general partner of each of Holdings I and Holdings II. The Blackstone Group L.P. (“Blackstone”) is the controlling shareholder of Holdings GP. Blackstone Group Management L.L.C. (“Blackstone Management”) is the general partner of Blackstone. Blackstone Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(5)	Includes 32,116 Class A shares. Mr. David Murgio has served as the Company’s Secretary since September 2018. Mr. Murgio has been General Counsel and Chief Operating Officer of our Sponsor since September 2018.

(6)	Includes 31,250 Class A shares and 19,077 warrants, each exerciseable for one Class A share.

(7)	Includes 30,285 Class A shares and 4,433 warrants, each exerciseable for one Class A share. Mr. Ernest Behr is an immediate family member of our Head of Business Development, Mr. William Drew.

(8)	Includes 9,085 Class A shares and 1,330 warrants, each exerciseable for one Class A share. Mr. Evan Behr is an immediate family member of our Head of Business Development, Mr. William Drew.

(9)	Includes (i) 244,011 shares and 41,783 warrants held by the Griffin Family Trust, (ii) 56,717 shares and 9,712 warrants held by Mrs. Sarah Botts Griffin and (iii) 108,226 shares and 10,562 warrants held by Mr. Gerard Griffin. Gerard Griffin is a Managing Director of our Sponsor.

(10)	Includes 12,115 Class A shares and 1,773 warrants, each exerciseable for one Class A share. Mr. Joon Sik-Cho is an immediate family member of Joon Won-Cho, a Managing Director of our Sponsor.

(11)	Includes 44,752 Class A shares and 3,546 warrants, each exerciseable for one Class A share. Mr. Joon Won-Cho has been a Managing Director of our Sponsor since May 2017.

(12)	Includes 24,588,251 Class A shares and 3,514,894 warrants, each exerciseable for one Class A share. According to a Form 3 filed with the SEC on June 5, 2019, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC and has sole voting and investment power with respect to the shares held by JS Capital LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106.

(13)	Mr. Michael F. Jones has served on our board of directors since July 2017.

(14)	Includes (i) 1,124,800 shares and 145,758 warrants held directly by Mr. Asali, (ii) 1,389,406 shares and 201,243 warrants held by Vivoli Holdings, LLC, a Delaware limited liability company beneficially owned by Mr. Asali, (iii) 27,665 shares and 4,683 warrants held by an IRA in Mr. Asali’s name and (iv) 2,769,929 shares held by One Madison Group LLC, our Sponsor. Mr. Asali is the Executive Chairman of the Company and the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(15)	Includes 2,769,929 Class A shares. One Madison Group LLC, a Delaware limited liability company, is our Sponsor. Mr. Asali is the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. The principal executive offices of the Company are located at 3 East 28th Street, 8th Floor, New York, New York 10016.

(16)	Mr. Robert C. King has served on our board of directors since July 2017.

(17)	Includes 466,542 Class A shares and 66,667 warrants, each exerciseable for one Class A share. Mr. Salil Seshadri has served on our board of directors since June 2019. Mr. Seshadri currently serves as Chief Investment Officer at JS Capital Management, LLC, the sole managing member of JS Capital LLC, one of our shareholders. Mr. Seshadri disclaims beneficial ownership of the shares held by JS Capital LLC except to the extent of his pecuniary interest therein.

(18)	Includes 3,590,194 Class A shares issuable upon conversion of shares of Class C common stock held by Soros Capital which are convertible at the holder’s election upon 65 days’ written notice subject to the terms of the charter. Soros Capital L.P. currently holds zero shares of Class A common stock. Soros Capital’s principal business address is c/o Soros Capital Management LLC, 250 West 55th Street, New York, NY 10019.

(19)	Mr. Thomas F. Corley has served on our board of directors since July 2017.

(20)	Includes 122,952 Class A shares and 7,092 warrants, each exerciseable for one Class A share. Mr. William Drew is currently Head of Business Development at the Company since June 2019. Mr. Drew also served as the Company’s Secretary from September 2017 to September 2018 and was a Managing Director of our Sponsor from July 2017 to June 2019.

Selling security holder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of Class A common stock registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the tables below is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, OH 44077.

Material Relationships with Selling Securityholders

The description of our relationships with the selling securityholders and their affiliates set forth in “Certain Relationships and Related Party Transactions” in the proxy statement/prospectus, under Item 2.01 in the section titled “Certain Relationships and Related Transactions” in the Current Report on Form 8-K filed by the Company on June 6, 2019 and in the section titled “Related Party Transactions” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 are incorporated by reference herein.

Transactions Related to the Initial Public Offering

On January 22, 2018, we consummated the IPO of 30,000,000 units (the “units”). Each unit consisted of one Class A ordinary share and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $300,000,000. Prior to the consummation of the IPO, the Sponsor purchased 8,625,000 Class B shares for an aggregate purchase price of $25,000, or approximately $0.003 per share, and the Company’s founder, Omar M. Asali, along with certain other investors, including the Company’s executive officers, (collectively the “anchor investors”) purchased 3,750,000 Class B shares for an aggregate purchase price of $37,500, or approximately $0.01 per share (together, the “founder shares”). The founder shares were issued to the anchor investors in connection with their agreement to purchase an aggregate of 15,000,000 ordinary shares (13,025,000 Class A shares and 1,975,000 Class C shares) (the “forward purchase shares”), plus an aggregate of 5,000,000 redeemable warrants (“forward purchase warrants”), for $10.00 per share, for an aggregate purchase price of $150,000,000, in a private placement which closed concurrently with the closing of the business combination. We also entered into a strategic partnership agreement (the “Strategic Partnership Agreement), pursuant to which the Sponsor transferred 525,000 Founder Shares to BSOF Master Fund L.P., a Cayman Islands exempted limited partnership, and BSOF Master Fund II L.P., a Cayman Islands exempted limited partnership, both affiliates of The Blackstone Group L.P. (together, the “BSOF entities”).

In January 2018, the Sponsor transferred 240,000 founder shares to the Company’s independent directors at their original purchase price. Subsequently, 60,000 of the 240,000 founder shares were forfeited back to the Sponsor due to the resignation of one of the Company’s directors in May 2018. In March 2018, following the expiration of the underwriters’ over-allotment option granted in the IPO, the Sponsor surrendered 1,125,000 Class B shares to the Company for no consideration, which the Company cancelled. In October 2018, the Sponsor sold 100,000 founder shares to the Company’s then Chief Financial Officer and 423,000 founder shares to certain employees of the Sponsor for total consideration of $3,138, or $0.006 per share.

Upon execution of the forward purchase agreements, each anchor investor elected to receive a fixed number of Class A shares or Class C shares. The Class C shares have identical terms as the Class A shares, except that the Class C shares do not grant their holders any voting rights. Our charter provides that the Class C shares may be converted into Class A shares on a one-for-one basis at the election of the holder with 65 days’ written notice or upon the transfer of such Class C share to a non-affiliate of the holder. See “Description of Securities—Class C Conversion.”

Private Placement Warrants

Simultaneously with the closing of the IPO, the anchor investors, Vivoli Holdings LLC, an entity beneficially owned by Mr. Asali, and BSOF entities purchased an aggregate of 8,000,000 warrants (“private placement warrants”) at a price of $1.00 per warrant, generating $8,000,000 in gross proceeds. Each whole private placement warrant is for one share of Class A common stock or Class C common stock at a price of $11.50 per share. On March 27, 2019, we entered into a warrant exchange agreement with certain of the anchor investors, pursuant to which, immediately prior to the closing of the business combination, 7,429,256 private placement warrants (out of 8,000,000 outstanding private placement warrants) were deemed automatically cancelled in full and, in consideration therefor, we issued an aggregate 658,051 Class A common shares and 84,875 Class C common shares (at the election of the holder) on a private placement basis.

Strategic Partnership Agreement

Pursuant to the Strategic Partnership Agreement, the BSOF entities agreed to act as our strategic partner, including by providing debt or equity financing in connection with our business combination (but were not required to do so). The founder shares held by the BSOF entities are subject to certain transfer restrictions, forfeiture and earnout provisions similar to those imposed upon our Sponsor and the anchor investors. The BSOF entities agreed to vote any founder shares they may own in favor of the business combination. The BSOF entities also separately purchased an aggregate of 560,000 private placement warrants, at a price of $1.00 per warrant, in the private placement. Such private placement warrants have the same terms and conditions as those purchased by our anchor investors.

Amended and Restated Registration Rights Agreement

Currently, our Sponsor, certain of our directors and officers, the BSOF entities and the equity financing investors have registration rights for certain of their respective securities of the Company pursuant to the registration rights agreement, the strategic partnership agreement and the equity financing agreements, as applicable.

Pursuant to the registration rights agreement, the holders of the private placement warrants and founder shares and the warrants that may be issued upon conversion of any working capital loans (and the common stock underlying such warrants) are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, the holders of such securities will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company subsequent to the consummation of the business combination.

Pursuant to the strategic partnership agreement and the equity financing agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the business combination (and, with respect to clause (i)(B) below, within 30 days following announcement of the results of the shareholder vote relating to the business combination or the results of our offer to shareholders to redeem their common stock in connection with our business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase shares, the Class A common stock underlying the forward purchase warrants, the Class A shares issuable upon conversion of the Class C shares,the subscription shares, and the equity financing investors’ and BSOF Entities’ founder shares, and (B) any other Class A common stock or warrants acquired by the equity investors and the BSOF entities any time after we complete the business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing or the disclosure date, as the case may be, and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the equity investors or the BSOF entities cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements, the strategic partnership agreement and the subscription agreements. We will bear the cost of registering these securities.

The foregoing description of the registration rights currently in effect is not a complete description thereof and is qualified in its entirety by reference to the full text of the registration rights agreement, the strategic partnership agreement and the equity financing agreements, which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Shared Services Agreement

In connection with closing of the business combination, the Company entered into a shared services agreement (the “shared services agreement”) with the Sponsor, pursuant to which the Sponsor may provide or cause to be provided to the Company certain services from and after the closing. The shared services agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services. Costs incurred by the Sponsor in providing the shared services will be allocated to the Company. Payment under the shared services agreement will be made on a quarterly basis, based on a good faith estimate of company expenses for each upcoming fiscal quarter, subject to a true-up for the actual expenses incurred by the Company at the end of each such fiscal quarter.

Transactions Related to the Business Combination

Amended Securities Subscription Agreement

On May 13, 2019, the Company and the Sponsor entered into the second amendment (the “sponsor earnout amendment”) to that certain securities subscription agreement entered into on July 18, 2017, as amended on December 1, 2017 (the “securities subscription agreement”), by and between the Company and the Sponsor. Pursuant to the sponsor earnout amendment, the Sponsor agreed to certain modifications with respect to the earnout provision that applies to the founder shares it holds pursuant to the securities subscription agreement. As a result of these modifications, (i) 50% of the founder shares held by the Sponsor immediately following the IPO, or 3,397,500 founder shares (the “first earnout shares”), will be surrendered for no consideration unless, prior to the tenth anniversary of the closing of the business combination, (A) the closing price of the Company’s Class A shares equals or exceeds $15.00 per share for any 20 trading days within any 30 consecutive trading day period or (B) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its shareholders having the right to exchange their shares or the Company otherwise undergoes a change of control and (ii) 50% of the founder shares held by the Sponsor immediately following the IPO, or 3,397,500 founder shares (the “second earnout shares”), will be surrendered for no consideration unless, prior to the tenth anniversary of the closing of the business combination, (A) the closing price of the Company’s Class A shares equals or exceeds $17.00 per share for any 20 trading days within any 30 consecutive trading day period or (B) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its shareholders having the right to exchange their shares or the Company otherwise undergoes a change of control. Prior to the execution of the sponsor earnout agreement, 30% of the founder shares held by the Sponsor immediately following the IPO would have been surrendered for no consideration unless, prior to the fifth anniversary of the closing of the business combination, (A) the closing price of the Company’s Class A shares equaled or exceeded $12.50 per share for any 20 trading days within any 30 consecutive trading day period or (B) the Company completed a liquidation, merger, stock exchange or other similar transaction that resulted in all or substantially all of its shareholders having the right to exchange their shares for consideration which equals or exceeds $12.50 per share. The portion of the founder shares held by the Sponsor that were forfeited to the Company as a result of the redemption of the Company’s Class A shares in connection with the shareholder vote to approve the business combination, reduced first, the second earnout shares and next, the first earnout shares.

The first earnout shares and the second earnout shares will not participate in cash dividends or other cash distributions payable to holders of the common stock of the Company prior to the date on which the earnout conditions applicable to the first earnout shares and the second earnout shares, respectively, have been satisfied, whereupon the first earnout shares or the second earnout shares, as applicable, will be entitled to all cash dividends and cash distributions paid on the common stock of the Company after the business combination as if they had been holders of record entitled to receive distributions on the applicable record date.

Additional Earnout for Anchor Investors

On May 13, 2019, the Company and certain of its anchor investors entered into an earnout agreement (the “anchor earnout agreement”), pursuant to which the consenting anchor investors agreed to an earnout provision with respect to the 3,750,000 founder shares issued to the anchor investors. As a result of the anchor earnout agreement, all 3,750,000 founder shares issued to the anchor investors will be surrendered for no consideration unless, prior to the tenth anniversary of the closing of the business combination, (A) the closing price of the Company’s Class A shares equals or exceeds $12.50 per share for any 20 trading days within any 30 consecutive trading day period or (B) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all or substantially all of its shareholders having the right to exchange their shares or the Company otherwise undergoes a change of control. Prior to the execution of the anchor earnout agreement, the founder shares issued to the anchor investors were not subject to any earnout provision.

The founder shares issued to the anchor investors will not participate in cash dividends or other cash distributions payable to holders of common stock of the Company prior to the date on which the applicable earnout conditions have been satisfied, whereupon the founder shares issued to the anchor investors will be entitled to all cash dividends and cash distributions paid on the common stock of the Company after the closing of the business combination as if they had been holders of record entitled to receive distributions on the applicable record date.

Subscription Agreements

In order to finance a portion of the stock purchase agreement consideration and the costs and expenses incurred in connection therewith, the Company entered into the subscription agreements with certain equity financing investors concurrently with the execution of the stock purchase agreement, providing for the commitments of such equity financing investors to purchase an aggregate of 14,200,000 shares of the Company’s Class A shares, or Class C shares, for $10.00 per share, for an aggregate purchase price of $142,000,000. Such equity financing investors were granted customary demand and piggyback registration rights on either (i) the same terms negotiated in connection with the forward purchase agreement to which they were a party (if applicable) or (ii) the terms of the registration rights set forth in an exhibit to the applicable subscription agreement to the extent such party did not have existing registration rights for other securities of the Company held by it at the effective time of such subscription agreement.

Reallocation Agreement

Concurrently with the execution of the stock purchase agreement, the Company entered the reallocation agreement with the sources of equity financing for the business combination under the forward purchase agreements and the subscription agreements, pursuant to which the 3,750,000 Class B shares issued and the rights to acquire 5,000,000 warrants to purchase Class A shares arising under the forward purchase agreements were reallocated among all equity financing investors pro rata based on the aggregate amount of equity financing provided by such equity financing investors under the forward purchase agreements and the subscription agreements. The holders of the Class B shares and warrants that were transferred pursuant to the reallocation agreement are entitled to registration rights for such securities consistent with those set forth in such party’s forward purchase agreement or subscription agreement, as applicable. The reallocation was effective as of the execution of the stock purchase agreement and reflected in the Company’s register of members promptly thereafter.

Redemption Rights

In connection with the business combination, our public shareholders were provided with the opportunity to have their public shares redeemed at the closing at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares. The holders of our founder shares entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and, with respect to the holders of our founder shares other than certain anchor investors, any public shares they may have acquired after our IPO in connection with the completion of the business combination. The other members of our management team have entered into agreements similar to the one entered into by our Sponsor with respect to any public shares acquired by them since our IPO. The founder shares are excluded from the pro rata calculation used to determine the per share redemption price.

In connection with the business combination, certain of our public shareholders elected to have their public shares redeemed for cash at the applicable redemption price per share calculated in accordance with our existing organizational documents. An aggregate of 15,418,654 public shares were redeemed at a redemption price of $10.265 per share, resulting in a total redemption amount of $158,273,000 as of the actual redemption date. Pursuant to the terms of our organizational documents and the forward purchase agreements, in connection with the redemption of public shares in the business combination, one Class B founder share originally issued to the Sponsor prior to the IPO (other than those held by the BSOF entities) was forfeited for every four public shares redeemed, with each holder of such founder shares forfeiting such holder’s pro rata portion of such forfeited shares. Accordingly, our Sponsor and certain transferees of our Sponsor forfeited an aggregate of 3,854,664 Class B founder shares in connection with the redemptions.

Plan of distribution

We are registering (A) the issuance from time to time by us of (i) shares of our Class A common stock in one or more offerings of up to $150,000,000 in aggregate offering price, and (ii) up to 14,537,997 shares of our Class A common stock issuable upon the exercise of the public warrants, and (B) the resale from time to time by the selling securityholders of up to (i) 36,366,479 shares of Class A common stock, consisting of 26,112,332 forward purchase shares, subscription shares and warrant exchange shares, 6,663,953 founder shares issued upon conversion of the Class B common stock and 3,590,194 shares issuable upon the conversion of outstanding shares of Class C common stock.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from the issuance and sale of our Class A common stock by us and the issuance of Class A common stock upon exercise of the warrants in the event that such warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us. The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be issued and sold by us covered by this prospectus may be offered and sold from time to time. The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We or, subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the NYSE;

●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that we or the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, we and the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the selling securityholders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities by us or of securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from us or the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A common stock and warrants are listed on NYSE under the symbols “PACK” and “PACK WS,” respectively.

We and the selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of The Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, or perform services for us or the selling securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with the selling securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (A) the date on which the equity financing sources or the BSOF Entities cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the equity financing agreements, the strategic partnership agreement, the subscription agreements.

Exercise of Warrants

The warrants may be exercised commencing on July 3, 2019 and on or before June 3, 2024 by delivering to the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i) the certificate in physical form (the “Definitive Warrant Certificate”) evidencing the warrants to be exercised, or, in the case of a book-entry certificate (the “Book-Entry Warrant Certificate”) the warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase common stock pursuant to the exercise of a warrant, properly completed and executed by the holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full share of common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the common stock and the issuance of such common stock.

The warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing such warrants in which our board of directors has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.

No fractional shares of common stock will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of shares of common stock to be issued to such holder.

Legal Matters

Davis Polk & Wardwell LLP have passed upon the validity of the securities of the Company offered by this prospectus.

Experts

The financial statements of One Madison Corporation as of December 31, 2017 and for the period from July 13, 2017 (inception) to December 31, 2017 and the consolidated financial statements of One Madison Corporation as of December 31, 2018, and for the year then ended, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to One Madison Corporation’s ability to continue as a going concern), which is incorporated herein by reference and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rack Holdings, Inc. as of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018, incorporated in this prospectus by reference from the Definitive Proxy Statement on Schedule 14A of One Madison Corporation, have been audited by Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte advised the board of directors of Rack Holdings that in 2016 a member firm of Deloitte Touche Tohmatsu Limited (“DTTL member firm”) had performed certain non-audit services for a Netherlands subsidiary of the Company, Ranpak B.V. Specifically, it was discovered that the Deloitte member firm provided services that included cash handling, bookkeeping and certain management functions, in the form of processing payroll and maintaining a trust account from which payroll related payments were being made. The fees paid to the Deloitte member firm for such services were insignificant. These non-audit services, which had commenced prior to Deloitte becoming engaged to perform an audit in accordance with the SEC rules and Public Company Accounting Oversight Board standards, were deemed to include prohibited cash handling services, management functions, and bookkeeping services under the SEC’s auditor independence rules.

Deloitte informed the Rack Holdings board of directors that Deloitte maintained objectivity and impartiality on all issues encompassed within its audit of Rack Holdings’ consolidated financial statements for the year ended December 31, 2016 because:

●	The impermissible non-audit services provided by the Deloitte member firm were immaterial to Ranpak’s financial statements.

●	Deloitte’s audit team for Ranpak was not aware of the impermissible services provided by the Deloitte member firm to Ranpak B.V. until they were identified in 2016 and had no involvement in the provision of such services.

●	Deloitte Accountants B.V. audit team for Ranpak B.V. was not aware of the impermissible services provided by the Deloitte member firm to Ranpak B.V. until they were identified in 2016 and had no involvement in the provision of such services.

●	The impermissible non-audit services provided by the Deloitte member firm were performed for approximately three months during 2016, the earliest period that will be included in the The Company filings, while Deloitte was Ranpak’s external auditor and such services were quickly terminated once discovered by Deloitte.

After considering the facts and circumstances, the Rack Holdings board concurred with Deloitte’s conclusion that, for the reasons described, the aforementioned impermissible services did not impair Deloitte’s objectivity and impartiality with respect to the planning and execution of the audit of Rack Holdings’ consolidated financial statements for the year ended December 31, 2016.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Sponsor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Documents incorporated by reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

●	our Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2019, filed with the SEC on May 7, 2019;

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, April 15, 2019, May 1, 2019 and May 15, 2019, May 29, 2019, June 3, 2019 and June 6, 2019 (two reports);

●	our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on May 3, 2019 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38348), filed with the SEC on January 17, 2018, including any amendments or reports filed for the purpose of updating such description; and

●	the descriptions of our securities contained in our Registration Statement on Form S-4, as amended (File No. 333-230030), as filed with the SEC on April 23, 2019, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

15,384,616 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group

December 11, 2019